Exhibit 10.1

CREDIT AGREEMENT

dated as of

September 16, 2004

among

ARCH CAPITAL GROUP LTD.,

ARCH CAPITAL GROUP (U.S.) INC.,

Various Designated Subsidiary Borrowers,

The Lenders Party Hereto,

BARCLAYS BANK PLC,
HSBC BANK USA, NATIONAL ASSOCIATION,
ING BANK N.V., LONDON BRANCH,
THE BANK OF NEW YORK,
and
WACHOVIA BANK, NATIONAL ASSOCIATION
as Documentation Agents,

BANK OF AMERICA, N.A.,
as Syndication Agent

and

JPMORGAN CHASE BANK,
as Administrative Agent

J.P. MORGAN SECURITIES INC.,
and
BANC OF AMERICA SECURITIES LLC,
as Joint Bookrunners and Joint Lead Arrangers

$700,000,000

i

SCHEDULES:

Schedule 1.01	—	Liability Percentages
Schedule 2.01	—	Commitments
Schedule 4.10(c)	—	Material Liabilities
Schedule 4.13	—	Subsidiaries
Schedule 4.14	—	Capitalization
Schedule 4.15	—	Existing Indebteness
Schedule 4.17	—	Insurance Licenses
Schedule 7.02	—	Assets to be Sold
Schedule 7.03	—	Liens
Schedule 7.04(c)	—	Existing Intermediate Holdings Indebtedness
Schedule 7.05	—	Preferred Stock

EXHIBITS:

Exhibit A	—	Form of Borrowing Request
Exhibit B-1	—	Form of Tranche 2 Note
Exhibit B-2	—	Form of Tranche 3 Note
Exhibit C-1	—	Form of Tranche 1 Letter of Credit Request

Exhibit C-2	—	Form of Tranche 2 Letter of Credit Request
Exhibit D	—	Form of Officers’ Certificate
Exhibit E	—	Form of Account Control Agreement
Exhibit F	—	Form of Security Agreement
Exhibit G-1	—	Form of Opinion of Borrower’s Special U.S.Counsel
Exhibit G-2	—	Form of Opinion of Borrower’s Special Bermuda Counsel
Exhibit G-3	—	Form of Opinion of Missouri Counsel
Exhibit G-4	—	Form of Opinion of Nebraska Counsel
Exhibit G-5	—	Form of Opinion of Wisconsin Counsel
Exhibit H	—	Form of Assignment and Assumption
Exhibit I-1	—	Form of Additional Tranche 1 Commitment Agreement
Exhibit I-2	—	Form of Additional Tranche 2 Commitment Agreement
Exhibit I-3	—	Form of Additional Tranche 3 Commitment Agreement
Exhibit J	—	Form of Borrowing Base Certificate
Exhibit K	—	Form of DSB Assumption Agreement

v

CREDIT AGREEMENT dated as of September 16, 2004, among ARCH CAPITAL GROUP LTD., ARCH CAPITAL GROUP (U.S.) INC., various DESIGNATED SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and BARCLAYS BANK PLC, HSBC BANK USA, NATIONAL ASSOCIATION, ING BANK N.V., LONDON BRANCH, THE BANK OF NEW YORK and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Control Agreement” means the Account Control Agreement, substantially in the form of Exhibit E hereto, dated as of the date of this Agreement, among JPMorgan Chase Bank, as Custodian, the Grantors (as defined in the Security Agreement) from time to time party thereto and the Collateral Agent, as amended, modified and supplemented and as in effect from time to time.

“Acquired Indebtedness” means Indebtedness of the Parent Borrower or a Subsidiary of the Parent Borrower acquired pursuant to an acquisition not prohibited under this Agreement (or Indebtedness assumed at the time of such acquisition of an asset securing such Indebtedness), provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition.

“Additional Tranche 1 Commitment” means, for each Additional Tranche 1 Lender, any commitment provided by such Additional Tranche 1 Lender pursuant to Section 2.19, in such amount as agreed to by such Additional Tranche 1 Lender in the respective Additional Tranche 1 Commitment Agreement; provided that on the Additional Tranche 1 Commitment Date upon which an Additional Tranche 1 Commitment of any Additional Tranche 1 Lender becomes effective, such Additional Tranche 1 Commitment of such Additional Tranche 1 Lender shall (x) in the case of an existing Tranche 1 Lender be added to (and thereafter become a part of) the existing Tranche 1 Commitment of such existing Tranche 1 Lender for all purposes of this Agreement as contemplated by Section 2.19 and (y) in the case of a new Tranche 1 Lender, be converted to a Tranche 1 Commitment and become a Tranche 1 Commitment for all purposes of this Agreement as contemplated by Section 2.19.

“Additional Tranche 1 Commitment Agreement” means an Additional Tranche 1 Commitment Agreement substantially in the form of Exhibit I-1 (appropriately completed).

“Additional Tranche 1 Commitment Date” means each date upon which an Additional Tranche 1 Commitment under an Additional Tranche 1 Commitment Agreement becomes effective as provided in Section 2.19.

“Additional Tranche 1 Lender” has the meaning provided in Section 2.19.

“Additional Tranche 2 Commitment” means, for each Additional Tranche 2 Lender, any commitment provided by such Additional Tranche 2 Lender pursuant to Section 2.20, in such amount as agreed to by such Additional Tranche 2 Lender in the respective Additional Tranche 2 Commitment Agreement; provided that on the Additional Tranche 2 Commitment Date upon which an Additional Tranche 2 Commitment of any Additional Tranche 2 Lender becomes effective, such Additional Tranche 2 Commitment of such Additional Tranche 2 Lender shall (x) in the case of an existing Tranche 2 Lender be added to (and thereafter become a part of) the existing Tranche 2 Commitment of such existing Tranche 2 Lender for all purposes of this Agreement as contemplated by Section 2.20 and (y) in the case of a new Tranche 2 Lender, be converted to a Tranche 2 Commitment and become a Tranche 2 Commitment for all purposes of this Agreement as contemplated by Section 2.20.

“Additional Tranche 2 Commitment Agreement” means an Additional Tranche 2 Commitment Agreement substantially in the form of Exhibit I-2 (appropriately completed).

“Additional Tranche 2 Commitment Date” means each date upon which an Additional Tranche 2 Commitment under an Additional Tranche 2 Commitment Agreement becomes effective as provided in Section 2.20.

“Additional Tranche 2 Lender” has the meaning provided in Section 2.20.

“Additional Tranche 3 Commitment” means, for each Additional Tranche 3 Lender, any commitment provided by such Additional Tranche 3 Lender pursuant to Section 2.21, in such amount as agreed to by such Additional Tranche 3 Lender in the respective Additional Tranche 3 Commitment Agreement; provided that on the Additional Tranche 3 Commitment Date upon which an Additional Tranche 3 Commitment of any Additional Tranche 3 Lender becomes effective, such Additional Tranche 3 Commitment of such Additional Tranche 3 Lender shall (x) in the case of an existing Tranche 3 Lender be added to (and thereafter become a part of) the existing Tranche 3 Commitment of such existing Tranche 3 Lender for all purposes of this Agreement as contemplated by Section 2.21 and (y) in the case of a new Tranche 3 Lender, be converted to a Tranche 3 Commitment and become a Tranche 3 Commitment for all purposes of this Agreement as contemplated by Section 2.21.

“Additional Tranche 3 Commitment Agreement” means an Additional Tranche 3 Commitment Agreement substantially in the form of Exhibit I-3 (appropriately completed).

“Additional Tranche 3 Commitment Date” means each date upon which an Additional Tranche 3 Commitment under an Additional Tranche 3 Commitment Agreement becomes effective as provided in Section 2.21.

“Additional Tranche 3 Lender” has the meaning provided in Section 2.21.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance Rate” means, for any category of Cash or obligation or investment specified below in the column entitled “Cash and Eligible Securities” (other than Cash, the “Eligible Securities”), the percentage set forth opposite such category of Cash or Eligible Securities below in the column entitled “Advance Rate” and, in each case, subject to the original term to maturity criteria set forth therein:

Cash and Eligible Securities:	Advance Rate:

Cash:

U.S. Dollars.	100%

Time Deposits, CDs and Money Market Deposits:

Time deposits, certificates of deposit and money market deposits of any commercial bank incorporated in the United States with a rating of at least (i) AA- from Standard & Poor’s Ratings Services (“S&P”) and (ii) Aa3 from Moody’s Investors Service, Inc. (“Moody’s”) and maturing within two years from the date of determination.	90%

U.S. Government Securities:

Securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof).

With maturities of (x) two years or less from the date of determination, 95%, (y) more than two years to ten years from the date of determination, 90% and (z) more than ten years from the date of determination, 85%.

Investment Grade Municipal Bonds Level I:

Municipal bonds rated at least (i) AAA from S&P and (ii) Aaa from Moody’s and maturing within five years from the date of determination.	90%

Investment Grade Municipal Bonds Level II:

Municipal bonds rated at least (i) BBB+ from S&P and (ii) Baa1 from Moody’s and maturing within five years from the date of determination, but no higher than (x) AA+ from S&P and (y) Aa1 from Moody’s.	85%

Cash and Eligible Securities:	Advance Rate:

Investment Grade Nonconvertible Corporate Bonds Level I:

Nonconvertible corporate bonds that are publicly traded on a nationally recognized exchange and rated at least (i) AA- from S&P and (ii) Aa3 from Moody’s.	With maturities of (x) two years or less from the date of determination, 90% and (y) more than two years to ten years from the date of determination, 85%.

Investment Grade Nonconvertible Corporate Bonds Level II:

Nonconvertible corporate bonds that are publicly traded on a nationally recognized exchange and rated at least (i) BBB+ from S&P and (ii) Baa1 from Moody’s, but no higher than (x) A+ from S&P and (y) A1 from Moody’s.	80%

Commercial Paper:

Commercial paper issued by any entity organized in the United States rated at least (i) A-1 or the equivalent thereof by S&P and (ii) P-1 or the equivalent thereof by Moody’s and maturing not more than one year after the date of determination.	90%

Agency Securities:

(i) Single-class mortgage participation certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); (ii) single-class mortgage pass-through certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, pass-through certificates backed by adjustable rate mortgages, collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); and (iii) single-class fully modified pass-through certificates in book-entry form backed by single-family residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other multi-class pass-through certificates, collateralized mortgage obligations, pass-through certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities).

With maturities from the date of determination of (x) two years or less from the date of determination, 95%, (y) more than two years and less than ten years from the date of determination, 90% and (z) more than ten years from the date of determination, 85%.

Other Securities:

All other cash, investments, obligations or securities	0%

Notwithstanding the foregoing, (A) the value of Eligible Securities at any time shall be determined based on the Borrowing Base Report (as defined in the Security Agreement) then most recently delivered by the Custodian to the Collateral Agent, (B) if any single corporate issuer (or any Affiliate thereof) represents more than 10% of the aggregate value of all Cash and

Eligible Securities of the aggregate amount of all Borrowing Bases, the excess over 10% shall be excluded (with such exclusion being allocated in equal parts to each Borrowing Base at such time), (C) no more than 10% of all corporate bonds constituting Eligible Securities under Investment Grade Nonconvertible Corporate Bonds Level II shall at any time be rated lower than A from S&P or lower than A2 from Moody’s and (D) the weighted average rating of all corporate bonds constituting Eligible Securities under both Investment Grade Nonconvertible Corporate Bonds Level I and Investment Grade Nonconvertible Corporate Bonds Level II shall at all times be rated at least (x) AA from S&P and (y) Aa2 from Moody’s.

“AESIC” means Arch Excess & Surplus Insurance Company, a corporation organized under the laws of Nebraska.

“Affected Loans” has the meaning provided in Section 2.10(l).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the Syndication Agent.

“Agreement” means this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“AIC” means Arch Insurance Company, a corporation organized under the laws of Missouri.

“AIIC” means American Independent Insurance Company, a corporation organized under the laws of Pennsylvania.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Alternative Re Holdings” means Alternative Re Holdings Limited, a company organized under the laws of Bermuda.

“Applicable Grace Period” means two Business Days.

“Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Regulated Insurance Company.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by the sum of such Lender’s Commitments.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, for any day:

(a)           with respect to any Tranche 1 Letter of Credit Fee and any Tranche 1 Facility Fee, for any Margin Adjustment Period, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer’s certificate delivered pursuant to Section 6.01(c)):

	Level 1:	Level 2:	Level 3:
Parent Borrower Leverage Ratio	less than or equal to 0.20:1.00	greater than 0.20:1.00 and less than or equal to 0.25:1.00	greater than 0.25:1.00

Letter of Credit Fee	0.25%	0.30%	0.35%
Facility Fee	0.10%	0.10%	0.10%

(b)           with respect to any Tranche 2 Letter of Credit Fee, interest on any Tranche 2 Loan or Tranche 3 Loan, any Tranche 2 Facility Fee or Tranche 3 Facility Fee, or any Tranche 2 Utilization Fee or Tranche 3 Utilization Fee, for any Margin Adjustment Period, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown in the respective officer’s certificate delivered pursuant to Section 6.01(c)):

	Level 1:	Level 2:	Level 3:
Parent Borrower Leverage Ratio	less than or equal to 0.20:1.00	greater than 0.20:1.00 and less than or equal to 0.25:1.00	greater than 0.25:1.00

Letter of Credit Fee and Applicable Rate for Eurodollar Loans	0.40%	0.50%	0.70%

	Level 1:	Level 2:	Level 3:
Parent Borrower Leverage Ratio	less than or equal to 0.20:1.00	greater than 0.20:1.00 and less than or equal to 0.25:1.00	greater than 0.25:1.00

Applicable Rate for ABR Loans	0.00%	0.00%	0.00%
Facility Fee	0.10%	0.125%	0.175%
Utilization Fee	0.125%	0.125%	0.25%

Notwithstanding the foregoing, (i) if the Parent Borrower fails to deliver the financial statements required to be delivered pursuant to Section 6.01(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 6.01(c) showing the applicable Parent Borrower Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 3 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Adjustment Period is at a level below Level 3 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Rate shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); (ii) except when clause (iii) below is applicable Level 1 pricing shall apply for the period from the Effective Date to the date of the delivery of the Parent Borrower’s consolidated financial statements (and related officer’s certificate) in respect of its fiscal quarter ending September 30, 2004; and (iii) Level 3 pricing shall apply at all times when any Event of Default is in existence.

“Approved Fund” has the meaning assigned to such term in Section 10.04(b).

“ARC” means Arch Reinsurance Company, a corporation organized under the laws of Nebraska.

“Arch Shareholder Group” means Warburg Pincus (Bermuda) Private Equity VIII, L.P., Warburg Pincus (Bermuda) International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V., HFCP IV (Bermuda), L.P., H&F International Partners IV-A (Bermuda), L.P., H&F International Partners IV-B (Bermuda), L.P. and H&F Executive Fund IV (Bermuda), L.P.

“ARL” means Arch Reinsurance Ltd., a corporation organized under the laws of Bermuda.

“ASIC” means Arch Specialty Insurance Company, a corporation organized under the laws of Wisconsin.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.

“Authorized Officer” means, as to any Person, the chief executive officer, the chief financial officer, the controller, the president, any vice president, the secretary or any other officer of such Person duly authorized by such Person to act on behalf of such Person hereunder and under the other Credit Documents.

“Bankruptcy Code” has the meaning provided in Section 8.05.

“Bermuda Companies Law” means the Companies Act 1981 of Bermuda and other relevant Bermuda law.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means each of the Parent Borrower and each Designated Subsidiary Borrower.

“Borrowing” means Loans of the same Tranche and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, and in respect of each Designated Subsidiary Borrower, the aggregate amount of Cash and Eligible Securities held in the Collateral Accounts applicable to such Designated Subsidiary Borrower under the Security Agreement at such time multiplied in each case by the respective Advance Rates for Cash and such Eligible Securities; provided that all Cash and Eligible Securities in respect of any Borrowing Base shall only be included in such Borrowing Base to the extent same are subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Security Documents.

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit J hereto.

“Borrowing Request” means a request by any Tranche 2/3 Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means (i) for all purposes other than as covered by clauses (ii) and (iii)  below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

“Change in Control” means (a) any Person or group of Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder), other than one or more Permitted Holders, shall have become the beneficial owner (as defined in rules promulgated by the SEC) of more than 35% of the voting securities of the Parent Borrower, (b) occupation of a majority of the seats (other than vacant seats) of the board of directors of the Parent Borrower by Persons who are neither (i) nominated by the board of directors of the Parent Borrower nor (ii) appointed by directors so nominated or (c) the Parent Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any Designated Subsidiary Borrower or Intermediate Holdings.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” has the meaning provided in Section 10.13.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Account” has the meaning provided in the Security Agreement.

“Collateral Agent” has the meaning provided in the Security Agreement.

“Commitment” means each Tranche 1 Commitment, each Tranche 2 Commitment and each Tranche 3 Commitment.

“Commitment Expiration Date” means September 16, 2007.

“Consolidated Indebtedness” means, as of any date of determination, (i) all Indebtedness of the Parent Borrower and its Subsidiaries which at such time would appear on the liability side of a balance sheet of such Persons prepared on a consolidated basis in accordance with GAAP plus (ii) any Indebtedness for borrowed money of any other Person (other than the Parent Borrower or any of its Subsidiaries) as to which the Parent Borrower and/or any of its Subsidiaries has created a Guarantee (but only to the extent of such Guarantee).  For the avoidance of doubt, “Consolidated Indebtedness” shall not include any Guarantees of any Person under or in connection with letters of credit or similar facilities so long as no unreimbursed drawings or payments have been made in respect thereof.

“Consolidated Net Income” means, for any Person, for any period, net income (or loss) after income taxes of the such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” means, for any Person, as of any date of determination, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries.

“Consolidated Tangible Net Worth” means, for any Person, as of the date of any determination, Consolidated Net Worth of such Person and its Subsidiaries on such date less the amount of all intangible items included therein, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets.

“Consolidated Total Capital” means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth of the Parent Borrower at such time.

“Control” means the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means this Agreement, each Note, each Assignment and Assumption, each Security Document and all other documents, instruments and agreements entered into in connection herewith or therewith.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit (or any increase of the Stated Amount thereof).

“Credit Party” means each Borrower and Intermediate Holdings.

“Custodian” has the meaning provided in the Security Agreement and in the Account Control Agreement.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Designated Subsidiary Borrower” means each of ARC, ARL, AIC, WDCIC, ASIC, AESIC and each Person which is designated as an additional Designated Subsidiary Borrower after the Effective Date in accordance with Section 2.22 (in each case, unless otherwise removed as such in accordance with Section 2.23).

“Dispositions” has the meaning provided in Section 7.02(b).

“Dividends” has the meaning provided in Section 7.07.

“Documentation Agents” means each of Barclays Bank plc, HSBC Bank USA, National Association, ING Bank N.V., London Branch, The Bank of New York and Wachovia Bank, National Association, each in its capacity as a documentation agent under this Agreement.

“Dollars” or “$” refers to lawful money of the United States of America.

“DSB Assumption Agreement” means an assumption agreement in the form of Exhibit K.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Eligible Securities” has the meaning provided in the definition of “Advance Rates.”

“End Date” means, with respect to any Margin Adjustment Period, the last day of such Margin Adjustment Period.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Parent Borrower or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Parent Borrower or any of its Subsidiaries.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Subsidiaries” means AIIC, PSIC and WDCIC.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or net profits by any jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

“Existing Credit Agreement” means the Credit Agreement, dated as of September 12, 2003, among the Parent Borrower, various lending institutions and JPMorgan Chase Bank, as administrative agent (as amended, restated, modified and/or supplemented from time to time through, but not including, the Effective Date).

“Existing LC Facility” means the Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of August 12, 2003, by and among ARL, ARC and AIC, the lenders from time to time party thereto and Fleet National Bank, as agent and issuing lender, as amended by Amendment No.1, dated as of August 20, 2003, as amended by Amendment No. 2, dated as of August 10, 2004, and as further amended by Amendment No. 3, dated as of September 9, 2004.

“Existing Senior Notes” means the Parent Borrower’s 7.35% senior notes due 2034, issued pursuant to that certain Indenture, dated as of May 4, 2004, among the Parent Borrower, as issuer, and JP Morgan Chase Bank, as trustee, as in effect on the Effective Date and as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Facility Fees” means, collectively, the Tranche 1 Facility Fee, the Tranche 2 Facility Fee and the Tranche 3 Facility Fee.

“Facility-wide Liability Percentage” means the percentages set forth on Part III of Schedule 1.01.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means the date when the Commitment Expiration Date has occurred, all Letters of Credit have expired or terminated and all amounts owing hereunder have been paid in full.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of any Borrower.

“Foreign Lender” means, as to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Parent Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guaranteed Creditors” means and includes each of the Administrative Agent, the Collateral Agent, the Custodian, the Lenders and the Issuing Agent.

“Guaranteed Obligations” means all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the account of any Designated Subsidiary Borrower other than ARL (collectively, the “Guaranteed Parties” and each, a “Guaranteed Party”), together with all interest on such reimbursement obligations and Unpaid Drawings accruing before and after the filing of any insolvency proceeding and all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Guaranteed Party to any Lender, the Administrative Agent and the Issuing Agent now existing or hereafter incurred under, arising out of or in connection with, this Agreement and each other Credit Document pursuant to which any Guaranteed Party is a party and the due performance and compliance by any such Guaranteed Party with all the terms, conditions and agreements contained in this Agreement and each such other Credit Document.

“Guaranteed Party” has the meaning provided in the definition of “Guaranteed Obligations.”

“Guarantor” means Intermediate Holdings.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreements” means any foreign exchange contracts, currency swap agreements, commodity price hedging arrangements or other similar arrangements, or arrangements designed to protect against fluctuations in the currency values.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such property at such date of determination (determined in good faith by the Parent Borrower) and (B) the amount of such Indebtedness of such other Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person under Interest Rate Protection Agreements and Hedging Agreements, and (i) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For the avoidance of doubt, Indebtedness shall not include (v) trade payables (including payables under insurance contracts and reinsurance payables) and accrued expenses in each case arising in the ordinary course of business, (w) obligations of Regulated Insurance Companies with respect to Policies, (x) obligations arising under deferred compensation plans of the Parent Borrower and its Subsidiaries in effect on the date hereof or which have been approved by the board of directors of the Parent Borrower, (y) obligations with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance policies, annuities, performance and surety bonds and any related contingent obligations and (z) reinsurance agreements entered into by any Regulated Insurance Company in the ordinary course of business.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 10.03(b).

“Information” has the meaning provided in Section 10.12.

“Insignificant Subsidiary” means any Subsidiary, other than any Designated Subsidiary Borrower, Intermediate Holdings, AIIC or PSIC, which has assets, earnings or revenues which, if aggregated with the assets, earnings or revenues, as the case may be, of all other Subsidiaries of the Parent Borrower with respect to which an event described under Section 8.05 has occurred and is continuing, would have assets, earnings or revenues, as the case may be, in an amount less than 10% of the consolidated assets, earnings or revenues, as the case may be, of the Parent Borrower and its Subsidiaries as of the end of the most recent fiscal quarter of year of the Parent Borrower for which financial statements are available.

“Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

“Insurance Contract” means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement or Retrocession Agreement.

“Insurance Licenses” has the meaning provided in Section 4.17.

“Interest Election Request” means a request by a Tranche 2/3 Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Borrowing.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender with a Commitment in the respective Tranche, nine or twelve months) thereafter, as the respective Tranche 2/3 Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Intermediate Holdings” means Arch Capital Group (U.S.) Inc., a corporation organized under the laws of Delaware.

“Intermediate Holdings Guaranty” means the guaranty of Intermediate Holdings provided in Article XI.

“Investment Grade Securities” means (i) U.S. Government Obligations (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s, Class (2) or higher by NAIC or the equivalent of such rating by S&P, Moody’s or NAIC, or if none of S&P, Moody’s and NAIC shall then exist, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Parent Borrower and its Wholly-Owned Subsidiaries, and (iii) any fund investing exclusively in investments of the type described in clauses (i) and (ii) which funds may also hold immaterial amounts of cash pending investment and/or distribution.

“Issuing Agent” means JPMorgan Chase Bank.

“Judgment Currency” has the meaning provided in Section 10.14(a).

“Judgment Currency Conversion Date” has the meaning provided in Section 10.14(a).

“Legal Requirements” means all applicable laws, rules and regulations made by any governmental body or regulatory authority (including, without limitation, any Applicable Insurance Regulatory Authority) having jurisdiction over the Parent Borrower or a Subsidiary of the Parent Borrower.

“Lenders” means each Tranche 1 Lender, each Tranche 2 Lender and each Tranche 3 Lender.

“Letter of Credit Outstandings” means, collectively, the Tranche 1 Letter of Credit Outstandings and the Tranche 2 Letter of Credit Outstandings.

“Letter of Credit Supportable Obligations” means obligations of the Parent Borrower or any of its Subsidiaries to any other Person which are permitted to exist pursuant to the terms of this Agreement.

“Letters of Credit” means, collectively, the Tranche 1 Letters of Credit and the Tranche 2 Letters of Credit.

“LIBO Rate” means with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 (or other appropriate page if the relevant currency does not appear on such page) of the Dow Jones Market Service (or on any successor or substitute page or pages of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page or pages of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which deposits in Dollars of $5,000,000 and for a maturity comparable to such Interest Period are offered by the Administrative Agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Sublimit” means, at any time, an amount equal to the sum of the Total Tranche 2 Commitment and Total Tranche 3 Commitment at such time, minus the sum of all reductions therefore effected pursuant to 2.10(j).

“Loans” means each Tranche 2 Loan and each Tranche 3 Loan.

“Long-Term LC Facility” means (i) the Amended Letter of Credit Reimbursement Agreement, dated as of August 19, 2004, by and among ARL, AIC and Barclays Bank, which provides for the issuance of letters of credit in an aggregate amount of up to $50,000,000 and (ii) the proposed credit facility, by and among ARL, AIC and Barclays Bank, which will provide for the issuance of letters of credit in an aggregate amount of up to $200,000,000.

“Majority Tranche 1 Lenders” means, at any time, Tranche 1 Lenders whose Tranche 1 Commitments (or, after the Tranche 1 Commitments have terminated, the sum of such Tranche 1 Lenders’ Tranche 1 Percentages of the Tranche 1 Letter of Credit Outstandings at such time) represent an amount greater than 50% of the Total Tranche 1 Commitment (or after termination thereof, the Tranche 1 Letter of Credit Outstandings at such time).

“Margin Adjustment Period” means each period which shall commence on the date upon which the respective officer’s certificate is delivered pursuant to Section 6.01(c) (together with the related financial statements pursuant to Section 6.01(a) or (b), as the case may be) and which shall end on the date of actual delivery of the next officer’s certificate pursuant to Section 6.01(c) (and related financial statements) or the latest date on which such next officer’s certificate (and related financial statements) is required to be so delivered; it being understood that the first Margin Adjustment Period shall commence with the delivery of the Parent Borrower’s financial statements (and related officer’s certificate) in respect of its fiscal quarter ending September 30, 2004.

“Margin Stock” has the meaning provided in Regulation U.

“Material Adverse Effect” means, (i) a material adverse effect on the business, operations, property or financial condition of the Parent Borrower and its Subsidiaries taken as a whole, (ii) a material adverse effect on the business, operations, property or financial condition of Intermediate Holdings and its Subsidiaries taken as a whole or (iii) a material adverse effect on (x) the rights and remedies of the Administrative Agent or the Lenders under the Credit Documents, (y) the ability of either the Parent Borrower and its Subsidiaries taken as a whole, or Intermediate Holdings and its Subsidiaries taken as a whole, to perform their respective obligations under the Credit Documents to which such entities are a party or (z) the legality, validity or enforceability of any Credit Document.

“Maximum Rate” has the meaning provided in Section 10.13.

“Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, such Subsidiary or such ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“NAIC” means the National Association of Insurance Commissioners and any successor thereto.

“Net Cash Proceeds” means, for any issuance of debt or equity, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such issuance, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith).

“Net Worth” means, as to any Person, the sum of its capital stock (including, without limitation, its preferred stock), capital in excess of par or stated value of shares of its capital stock (including, without limitation, its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the effects of Financial Accounting Statement No. 115.

“Note” means each Tranche 2 Note and each Tranche 3 Note.

“Notice of Non-Extension” has the meaning provided in Section 3A.05.

“Obligation Currency” has the meaning provided in Section 10.14(a).

“Obligations” means all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, the Custodian, the Issuing Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Other Taxes” means, any and all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance under, this Agreement.

“Parent Borrower” means Arch Capital Group Ltd., a company organized under the laws of Bermuda.

“Parent Borrower Leverage Ratio” means, at any time, the ratio of (i) Consolidated Indebtedness at such time to (ii) Consolidated Total Capital at such time.

“Participant” has the meaning set forth in Section 10.04(c)

“Patriot Act” has the meaning set forth in Section 10.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Holders” means, (i) the Arch Shareholder Group and their respective Subsidiaries and any other Person of which any member of the Arch Shareholder Group is a direct or indirect Subsidiary, (ii) any investment fund or vehicle managed by, or the general partner of, any of the Persons described in preceding clause (i), (iii) each of the directors and executive officers of the Parent Borrower or any of its Subsidiaries on the Effective Date and (iv) with respect to any of the foregoing who is an individual, any family member of such Person, any trust or partnership for the benefit, or any corporation that is a Subsidiary, of such Person or such Person’s family members and any of such individuals’, heirs, executors, successors and legal representatives.

“Permitted Subsidiary Indebtedness” means:

(a)  Indebtedness of any Subsidiary of the Parent Borrower incurred pursuant to this Agreement or any other Credit Document;

(b)  Indebtedness of any Subsidiary of the Parent Borrower existing on the date hereof and listed on Schedule 4.15 and refinancings by such Subsidiary thereof; provided that the aggregate principal amount of any such refinancing Indebtedness is not greater than the aggregate principal amount of the Indebtedness being refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith;

(c)  Indebtedness of any Subsidiary of the Parent Borrower under any Interest Rate Protection Agreement or Hedging Agreement, in each case entered into to protect any such Subsidiary against fluctuations in interest rates, currency exchange rates or other rate fluctuations and not entered into for speculative purposes;

(d)  any Indebtedness owed by Subsidiaries of the Parent Borrower to the Parent Borrower or any of its Subsidiaries;

(e)  Indebtedness in respect of purchase money obligations and Capital Lease Obligations of any Subsidiary of the Parent Borrower, and refinancings thereof; provided that the aggregate principal amount of all such Capital Lease Obligations does not exceed at any time outstanding $25,000,000 at the time of incurrence of any new Indebtedness under this clause (e);

(f)  Indebtedness of any Subsidiary of the Parent Borrower in respect of letters of credit issued to reinsurance cedents, or to lessors of real property in lieu of security deposits in connection with leases of any Subsidiary of the Parent Borrower, in each case in the ordinary course of business;

(g)  Indebtedness of any Subsidiary of the Parent Borrower incurred in the ordinary course of business in connection with workers’ compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit;

(h)  Acquired Indebtedness of Subsidiaries of the Parent Borrower;

(i)  additional Indebtedness of Subsidiaries of the Parent Borrower not otherwise permitted under clauses (a) through (h) of this definition which, when added to the aggregate amount of all outstanding obligations secured by liens incurred by the Parent Borrower pursuant to Section 7.03(s), shall not exceed at any time outstanding 5% of the Parent Borrower’s Consolidated Net Worth at the time of incurrence of any new Indebtedness under this clause (i); and

(j)  Indebtedness arising from Guarantees made by any Subsidiary of the Parent Borrower of Indebtedness of the type described in clauses (a) through (i) of this definition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Parent Borrower or any of its Subsidiaries or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Parent Borrower, any of its Subsidiaries or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

“Policies” means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Borrower incorporated in Bermuda, in whole or in part.

“PSIC” means The Personal Service Insurance Co., a corporation organized under the laws of Ohio.

“Register” has the meaning set forth in Section 10.04(b).

“Regulated Insurance Company” means any Subsidiary of the Parent Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority.

“Regulation D” means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders whose Commitments (or, after the Commitments have terminated, the sum of such Lenders’ (x) then outstanding Loans plus (y) Tranche 1 Percentages of the Tranche 1 Letter of Credit Outstandings at such time plus (z) Tranche 2 Percentages of the Tranche 2 Letter of Credit Outstandings at such time) represent an amount greater than 50% of the Total Commitment (or after the termination thereof, the sum of (x) the then total outstanding Loans plus (y) the Tranche 1 Letter of Credit Outstandings at such time plus (z) the Tranche 2 Letter of Credit Outstandings at such time).

“Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement.

“SAP” means, with respect to any Regulated Insurance Company, the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Article VIII, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.04.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit F hereto, dated as of the date of this Agreement, among JPMorgan Chase Bank, as Collateral Agent, the Grantors (as defined therein) from time to time party thereto and the Custodian, as amended, restated, modified or supplemented and as in effect from time to time.

“Security Documents” means (i) the Security Agreement, (ii) the Account Control Agreement, (iii) each other security agreement executed and delivered pursuant to Section 6.13 and (iv) each other document, agreement, certificate and/or financing statement executed, delivered, made or filed pursuant to the terms of the documents specified in foregoing clauses (i), (ii) and (iii).

“Shareholders Agreement” means the Shareholders Agreement, dated as of November 20, 2001, by and among the Parent Borrower, each member of the Arch Shareholder Group and each other party thereto, as amended through the Effective Date.

“Solvent” means, with respect to any Person on a particular date, that on such date (a)  the amount of the “present fair saleable value” of each of the business and assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of each of the business and assets of such Person is greater than the amount that will be required to be paid on or in respect of the probable “liability” on the existing debts and other “liabilities contingent or otherwise” of such Person, (c) the assets of such Person do not constitute unreasonably small capital for such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Person, taking into account the particular capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof, (d) such Person does not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Person, and of amounts to be payable on or in respect of debt of such Person) and (e) such Person does not believe that final judgments against such Person in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and such Person believes that its cash flow, after taking into account all other anticipated uses of the cash of such Person (including, without limitation, the payments on or in respect of debt referred to in paragraph (d) of this definition), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Start Date” means, with respect to any Margin Adjustment Period, the first day of such Margin Adjustment Period.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Statutory Statements” means, with respect to any Regulated Insurance Company for any fiscal year or fiscal quarter, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

“Sublimit” means, at any time, an amount equal to (x) in the case of each Designated Subsidiary Borrower other than ARC, 75% of such Designated Subsidiary Borrower’s capital plus surplus (each determined in accordance with SAP) as of the last day of the then most recent quarter for which financial statements have been provided pursuant to Section 6.01 and (y) in the case of ARC, 75% of ARC’s Consolidated Net Worth as of the last day of the then most recent quarter for which financial statements have been provided pursuant to Section 6.01.

“Subscription Agreement” means the Subscription Agreement, dated as of October 24, 2001, as amended as of November 20, 2001, by and among the Parent Borrower and the Purchasers party thereto.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Syndication Agent” means Bank of America, N.A. in its capacity as syndication agent under this Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Test Date” means, with respect to any Start Date, the last day of the most recent fiscal quarter of each Borrower ended immediately prior to such Start Date.

“Test Period” means (x) at all times after the delivery of financial statements pursuant to Section 6.01(a) in respect of the fiscal year ending closest to December 31, 2004 and prior to the delivery of financial statements pursuant to Section 6.01(a) in respect of the fiscal year ending closest to December 31, 2005, the period from July 1, 2004 through December 31, 2004, and (y) at all times after the delivery of financial statements pursuant to Section 6.01(a) in respect of the fiscal year ending closest to December 31, 2005, the most recently ended fiscal year for which financial statements have been delivered pursuant to Section 6.01(a).

“Total Commitment” means the sum of (i) the Total Tranche 1 Commitment plus (ii) the Total Tranche 2 Commitment plus (iii) the Total Tranche 3 Commitment.

“Total Tranche 1 Commitment” means the sum of the Tranche 1 Commitments of each Tranche 1 Lender.

“Total Tranche 2 Commitment” means the sum of the Tranche 2 Commitments of each Tranche 2 Lender.

“Total Tranche 3 Commitment” means the sum of the Tranche 3 Commitments of each Tranche 3 Lender.

“Tranche” means, at any time, the respective facility and commitments utilized in making Loans and/or issuing Letters of Credit hereunder, with there being three separate Tranches hereunder, designated as Tranche 1, Tranche 2 and Tranche 3.

“Tranche 1 Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Tranche 1 Commitment”, as the same may be (x) reduced or terminated pursuant to Section 2.06 and/or Article VIII, (y) increased from time to time pursuant to Section 2.19 or (z) adjusted from time to time as a result of assignment to or from such Lender pursuant to Section 10.04(b).

“Tranche 1 Facility Fee” has the meaning provided in Section 2.11(a).

“Tranche 1 Lenders” means each lender and each Additional Tranche 1 Lender with a Tranche 1 Commitment and/or Tranche 1 Letter of Credit Outstandings.

“Tranche 1 Letter of Credit” has the meaning provided in Section 3A.01(a).

“Tranche 1 Letter of Credit Fee” has the meaning provided in Section 2.11(f).

“Tranche 1 Letter of Credit Outstandings” means, at any time, the sum of, without duplication (i) the aggregate Stated Amount of all Tranche 1 Letters of Credit plus (ii) the aggregate amount of all Tranche 1 Unpaid Drawings in respect of all Tranche 1 Letters of Credit.

“Tranche 1 Letter of Credit Request” has the meaning provided in Section 3A.02(a).

“Tranche 1 Liability Percentage” means the percentages set forth on Part I of Schedule 1.01.

“Tranche 1 Percentage” means, at any time for each Tranche 1 Lender, the percentage obtained by dividing such Tranche 1 Lender’s Tranche 1 Commitment at such time by the Total Tranche 1 Commitment then in effect, provided that, if the Total Tranche 1 Commitment has been terminated, the Tranche 1 Percentage of each Tranche 1 Lender shall be determined by dividing such Tranche 1 Lender’s Tranche 1 Commitment as in effect immediately prior to such termination by the Total Tranche 1 Commitment as in effect immediately prior to such termination (but also giving effect to any assignments made in accordance with Section 10.04(b) after the date on which the Total Tranche 1 Commitment has terminated).

“Tranche 1 Unpaid Drawings” has the meaning provided in Section 3A.03(a).

“Tranche 2/3 Borrower” means each of the Parent Borrower and ARC.

“Tranche 2/3 Liability Percentage” means the percentages set forth in Part II of Schedule 1.01.

“Tranche 2 Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule 2.01 under the heading “Tranche 2 Commitment”, as the same may be (x) reduced or terminated pursuant to Section 2.07 and/or Article VIII, (y) increased from time to time pursuant to Section 2.20 or (z) adjusted from time to time as a result of assignment to or from such Lender pursuant to Section 10.04(b).

“Tranche 2 Credit Exposure” means, with respect to any Tranche 2 Lender at any time, the sum of the outstanding principal amount of such Tranche 2 Lender’s Tranche 2 Loans at such time plus such Tranche 2 Lender’s Tranche 2 Percentage of all Tranche 2 Letter of Credit Outstandings at such time.

“Tranche 2 Facility Fee” has the meaning provided in Section 2.11(b).

“Tranche 2 Lenders” means each lender and each Additional Tranche 2 Lender with a Tranche 2 Commitment or with outstanding Tranche 2 Loans and/or Tranche 2 Letter of Credit Outstandings.

“Tranche 2 Letter of Credit” has the meaning provided in Section 3B.01(a).

“Tranche 2 Letter of Credit Fee” has the meaning provided in Section 2.11(g).

“Tranche 2 Letter of Credit Outstandings” means, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all Tranche 2 Letters of Credit plus (ii) the aggregate amount of all Tranche 2 Unpaid Drawings in respect of all Tranche 2 Letters of Credit.

“Tranche 2 Letter of Credit Request” has the meaning provided in Section 3B.02(a).

“Tranche 2 Loans” has the meaning provided in Section 2.01(a).

“Tranche 2 Note” has the meaning provided in Section 2.09(e).

“Tranche 2 Percentage” means, at any time for each Tranche 2 Lender, the percentage obtained by dividing such Tranche 2 Lender’s Tranche 2 Commitment at such time by the Total Tranche 2 Commitment then in effect, provided that, if the Total Tranche 2 Commitment has been terminated, the Tranche 2 Percentage of each Tranche 2 Lender shall be determined by dividing such Tranche 2 Lender’s Tranche 2 Commitment as in effect immediately prior to such termination by the Total Tranche 2 Commitment as in effect immediately prior to such termination (but also giving effect to any assignments made in accordance with Section 10.04(b) after the date on which the Total Tranche 2 Commitment has terminated).

“Tranche 2 Revolving Percentage” means, at any time, a percentage the numerator of which is the Total Tranche 2 Commitment and the denominator of which is the sum of the Total Tranche 2 Commitment and the Total Tranche 3 Commitment.

“Tranche 2 Unpaid Drawings” has the meaning provided in Section 3B.03(a).

“Tranche 2 Utilization Fee” has the meaning provided in Section 2.11(d).

“Tranche 3 Commitment” means, with respect to each Tranche 3 Lender, the amount set forth opposite such Tranche 3 Lender’s name on Schedule 2.01 hereto under the heading “Tranche 3 Commitment”, as the same may be (x) reduced or terminated pursuant to Sections 2.08 and or Article VIII, (y) increased from time to time pursuant to Section 2.21 or (z) adjusted from time to time as a result of assignment to or from such Tranche 3 Lender pursuant to Section 10.04(b).

“Tranche 3 Credit Exposure” means, with respect to any Tranche 3 Lender at any time, the sum of the outstanding principal amount of such Tranche 3 Lender’s Tranche 3 Loans at such time.

“Tranche 3 Facility Fee” has the meaning provided in Section 2.11(c).

“Tranche 3 Lenders” means each lender and each Additional Tranche 3 Lender with a Tranche 3 Commitment and/or outstanding Tranche 3 Loans.

“Tranche 3 Loans” has the meaning provided in Section 2.01(b).

“Tranche 3 Note” has the meaning provided in Section 2.09(f).

“Tranche 3 Percentage” means, at any time for each Tranche 3 Lender, the percentage obtained by dividing such Tranche 3 Lender’s Tranche 3 Commitment at such time by the Total Tranche 3 Commitment then in effect, provided that, if the Total Tranche 3 Commitment has been terminated, the Tranche 3 Percentage of each Tranche 3 Lender shall be determined by dividing such Tranche 3 Lender’s Tranche 3 Commitment as in effect immediately prior to such termination by the Total Tranche 3 Commitment as in effect immediately prior to such termination (but also giving effect to any assignments made in accordance with Section 10.04(b) after the date on which the Total Tranche 3 Commitment has terminated).

“Tranche 3 Revolving Percentage” means, at any time, a percentage the numerator of which is the Total Tranche 3 Commitment and the denominator of which is the sum of the Total Tranche 2 Commitment and the Total Tranche 3 Commitment.

“Tranche 3 Utilization Fee” has the meaning provided in Section 2.11(e).

“Transactions” means the execution, delivery and performance by each Borrower of this Agreement, the borrowing of Loans, the issuing of Letters of Credit and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unpaid Drawings” means, collectively, the Tranche 1 Unpaid Drawings and Tranche 2 Unpaid Drawings.

“Utilization Fees” means, collectively, the Tranche 2 Utilization Fee and Tranche 3 Utilization Fee.

“WDCIC” means Western Diversified Casualty Insurance Company, a corporation organized under the laws of Wisconsin.

“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors’ or nominees’ qualifying shares, is owned directly or indirectly by such Person.

Section 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  In addition, Borrowings and Letters of Credit also may be classified and referred to by Tranche (e.g., a “Tranche 2 Borrowing”).

Section 1.03.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower (on behalf of the Borrowers) notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower (on behalf of the Borrowers) that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

Section 2.01.  Tranche 2 and Tranche 3 Commitments.  (a)  Subject to and upon the terms and conditions set forth herein, each Tranche 2 Lender severally agrees, at any time and from time to time on and after the Effective Date and prior to the Commitment Expiration Date, to make a revolving loan or loans (each, a “Tranche 2 Loan” and, collectively, the “Tranche 2 Loans”) to one or more of the Tranche 2/3 Borrowers (on a several basis), which Tranche 2 Loans (i) shall be denominated in Dollars; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) except as hereinafter provided, may, at the option of the respective Tranche 2/3 Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, provided that all Tranche 2 Loans made as part of the same Borrowing shall, unless otherwise specified herein, consist of Tranche 2 Loans of the same Type; (iv) shall not exceed for any Tranche 2 Lender at any time outstanding that aggregate principal amount which, when added to such Tranche 2 Lender’s Tranche 2 Percentage of all Tranche 2 Letter of Credit Outstandings (if any) (exclusive of Tranche 2 Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Tranche 2 Loans) at such time, equals the Tranche 2 Commitment of such Tranche 2 Lender at such time; (v) may not be incurred by any Tranche 2/3 Borrower if such Tranche 2 Loans, when added to (x) all Tranche 2 Letter of Credit Outstandings and (y) the aggregate principal amount of all Tranche 2 Loans then outstanding, exceeds the Total Tranche 2 Commitment at such time; (vi) may not be incurred by any Tranche 2/3 Borrower if such Tranche 2 Loans, when added to the aggregate principal amount of all Tranche 2 Loans and Tranche 3 Loans then outstanding, exceeds the Loan Sublimit at such time; (vii) may not be incurred by ARC if such Tranche 2 Loans, when added to (x) the Tranche 2 Letter of Credit Outstandings in respect of Tranche 2 Letters of Credit issued for the account of ARC at such time and (y) the aggregate principal amount of all Tranche 2 Loans incurred by ARC and then outstanding, exceeds an amount equal to $100,000,000 at such time; and (viii) may not be incurred by ARC if such Tranche 2 Loans, when added to (x) the Tranche 1 Letter of Credit Outstandings in respect of Tranche 1 Letters of Credit issued for the account of ARC at such time, (y) the Tranche 2 Letter of Credit Outstandings in respect of Tranche 2 Letters of Credit issued for the account of ARC at such time and (z) the aggregate principal amount of all Tranche 2 Loans incurred by ARC and then outstanding, exceeds ARC’s Sublimit at such time.

(b)           Subject to and upon the terms and conditions set forth herein, each Tranche 3 Lender severally agrees, at any time and from time to time on and after the Effective Date and prior to the Commitment Expiration Date, to make a revolving loan or loans (each, a “Tranche 3 Loan” and, collectively, the “Tranche 3 Loans”) to the Parent Borrower, which Tranche 3 Loans (i) shall be denominated in Dollars; (ii) shall, at the option of the Parent Borrower, be incurred and maintained as and/or converted into ABR Loans or Eurodollar Loans, provided that all Tranche 3 Loans comprising the same Borrowing shall at all times be of the same Type; (iii) may be repaid and reborrowed at any time in accordance with the provisions hereof; (iv) shall not exceed for any Tranche 3 Lender at any time outstanding that aggregate principal amount which equals the Tranche 3 Commitment of such Tranche 3 Lender at such time; (v) may not be incurred by the Parent Borrower if such Tranche 3 Loan, when added to the aggregate principal amount of all Tranche 3 Loans then outstanding, exceeds the Total Tranche 3 Commitment at such time; and (vi) may not be incurred by the Parent Borrower if such Tranche 3 Loans, when added to the aggregate principal amount of all Tranche 2 Loans and Tranche 3 Loans then outstanding, exceeds the Loan Sublimit at such time.

(c)           Notwithstanding anything to the contrary contained in this Section 2.01 or elsewhere in this Agreement, each incurrence of Tranche 2 Loans or Tranche 3 Loans shall, in each case, consist of a Borrowing of Tranche 2 Loans and a Borrowing of Tranche 3 Loans, with such Borrowings to be made pro rata on the basis of the Tranche 2 Revolving Percentage and the Tranche 3 Revolving Percentage, in each case as in effect at the time of such Borrowings.

Section 2.02.  Loans and Borrowings.  (a)  All Borrowings of Loans under this Agreement shall be incurred by the respective Tranche 2/3 Borrower from the Lenders pro rata on the basis of their respective Tranche 2 Commitments or Tranche 3 Commitments, as the case may be.  The failure of any Lender to make any Loans required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)           Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the respective Tranche 2/3 Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the respective Tranche 2/3 Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type may be outstanding at the same time under each respective Tranche; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding in the aggregate for all Tranches.

(d)           Notwithstanding any other provision of this Agreement, no Tranche 2/3 Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Commitment Expiration Date.

Section 2.03.  Requests for Borrowings.  To request a Borrowing, a Tranche 2/3 Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form of Exhibit A appropriately completed and signed by such Tranche 2/3 Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate principal amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing shall consist of Tranche 2 Loans or Tranche 3 Loans;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)           in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)          the location and number of such Tranche 2/3 Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then such Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then such Tranche 2/3 Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender which is required to make Loans under the respective Tranche specified in the respective Borrowing Request of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.  Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  All such amounts shall be made available to the Administrative Agent in Dollars.  The Administrative Agent will make such Loans available to the respective Tranche 2/3 Borrower by wire transfer of immediately available funds not later than 2:00 p.m. New York City time to the account of such Tranche 2/3 Borrower designated by such Tranche 2/3 Borrower in the applicable Borrowing Request.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent its respective share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to each Tranche 2/3 Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the respective Tranche 2/3 Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Tranche 2/3 Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Tranche 2/3 Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.05.  Interest Elections.  (a)  Each Borrowing initially shall be of the Type and Tranche specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the respective Tranche 2/3 Borrower may elect to convert such Borrowing of the same Tranche to a different Type of such Tranche or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  Subject to the other provisions of this Section 2.05, the respective Tranche 2/3 Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the respective Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section 2.05, a Tranche 2/3 Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Tranche 2/3 Borrower were requesting a Borrowing of the Type and Tranche resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by such Tranche 2/3 Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether such Borrowing consists of Tranche 2 Loans or Tranche 3 Loans;

(iv)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)           if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then such Tranche 2/3 Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If any Tranche 2/3 Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies such Tranche 2/3 Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.06.  Termination and Reduction of Tranche 1 Commitments.  (a)  Unless previously terminated, the Tranche 1 Commitments shall terminate on the Commitment Expiration Date.

(b)           In addition to any other Tranche 1 Commitment reductions hereunder, the Tranche 1 Commitments shall be reduced on the dates and in the amounts specified in Section 2.10.

(c)           The Designated Subsidiary Borrowers may at any time terminate, or from time to time reduce, the Tranche 1 Commitments; provided that (i) each reduction of the Tranche 1 Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Designated Subsidiary Borrowers shall not terminate or reduce the Tranche 1 Commitments if, as a result thereof, the aggregate amount of all Tranche 1 Letter of Credit Outstandings would exceed the Total Tranche 1 Commitments.  Each such reduction shall be applied to the Tranche 1 Commitments of the Tranche 1 Lenders on a pro rata basis based on the amount of such Tranche 1 Lenders’ respective Tranche 1 Commitments.

(d)           The Designated Subsidiary Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Tranche 1 Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Tranche 1 Lenders of the contents thereof.  Each notice delivered by the Designated Subsidiary Borrowers pursuant to this Section 2.06 shall be irrevocable; provided that a notice of termination of Tranche 1 Commitments delivered by the Designated Subsidiary Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Designated Subsidiary Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of any Tranche 1 Commitments shall be permanent.

Section 2.07.  Termination and Reduction of Tranche 2 Commitments.  (a)  Unless previously terminated, the Tranche 2 Commitments shall terminate on the Commitment Expiration Date.

(b)           In addition to any other Tranche 2 Commitment reductions hereunder, the Tranche 2 Commitments shall be reduced on the dates and in the amounts specified in Section 2.10.

(c)           The Tranche 2/3 Borrowers may at any time terminate, or from time to time reduce, Tranche 2 Commitments; provided that (i) each reduction of the Tranche 2 Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Tranche 2/3 Borrowers shall not terminate or reduce the Tranche 2 Commitments if, after giving effect to any concurrent prepayment of the Tranche 2 Loans in accordance with Section 2.10, (x) any Tranche 2 Lender’s Tranche 2 Credit Exposure would exceed such Tranche 2 Lender’s Tranche 2 Commitment or (y) the sum of the aggregate principal amount of all Tranche 2 Loans outstanding plus the aggregate amount of all Tranche 2 Letter of Credit Outstandings would exceed the Total Tranche 2 Commitment.  Notwithstanding anything to the contrary contained in this Section or elsewhere in this Agreement, any reduction to the Tranche 2 Commitment shall be applied pro rata to the Total Tranche 2 Commitment and Total Tranche 3 Commitment based on the Tranche 2 Revolving Percentage and the Tranche 3 Revolving Percentage, in each case as in effect at the time of any such reduction.  Each reduction to the Total Tranche 2 Commitment shall be applied to the Tranche 2 Commitments of each Tranche 2 Lender on a pro rata basis based on the amount of such Tranche 2 Lenders’ respective Tranche 2 Commitments.

(d)           The Tranche 2/3 Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Tranche 2 Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Tranche 2 Lenders of the contents thereof.  Each notice delivered by the Tranche 2/3 Borrowers pursuant to this Section 2.07 shall be irrevocable; provided that a notice of termination of Tranche 2 Commitments delivered by the Tranche 2/3 Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Tranche 2/3 Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of any Tranche 2 Commitments shall be permanent.

Section 2.08.  Termination and Reduction of Tranche 3 Commitments.  (a)  Unless previously terminated, the Tranche 3 Commitments shall terminate on the Commitment Expiration Date.

(b)           In addition to any other Tranche 3 Commitment reductions hereunder, the Tranche 3 Commitments shall be reduced on the dates and in the amounts specified in Section 2.10.

(c)           The Parent Borrower may at any time terminate, or from time to time reduce, the Tranche 3 Commitments; provided that (i) each reduction of the Tranche 3 Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) the Parent Borrower shall not terminate or reduce the Tranche 3 Commitments if, after giving effect to any concurrent prepayment of the Tranche 3 Loans in accordance with Section 2.10, (x) any Tranche 3 Lender’s Tranche 3 Credit Exposure would exceed such Tranche 3 Lender’s Tranche 3 Commitment or (y) the sum of the aggregate principal amount of all Tranche 3 Loans outstanding would exceed the Total Tranche 3 Commitment.  Notwithstanding anything to the contrary contained in this Section or elsewhere in this Agreement, any reduction to the Tranche 3 Commitment shall be applied pro rata to the Total Tranche 2 Commitment and Total Tranche 3 Commitment based on the Tranche 2 Revolving Percentage and the Tranche 3 Revolving Percentage, in each case as in effect at the time of any such reduction.  Each reduction to the Total Tranche 3 Commitment shall be applied to the Tranche 3 Commitments of each Tranche 3 Lender on a pro rata basis based on the respective amount of such Tranche 3 Lender’s Tranche 3 Commitments.

(d)           The Parent Borrower shall notify the Administrative Agent of any election to terminate or reduce the Tranche 3 Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Parent Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of Tranche 3 Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of any Tranche 3 Commitments shall be permanent.

Section 2.09.  Repayment of Loans; Evidence of Debt.  (a)  Each Tranche 2/3 Borrower hereby severally and unconditionally promises to pay to the Administrative Agent for the account of each Lender with any Loans outstanding to such Tranche 2/3 Borrower the then unpaid principal amount of all such Loans on the Commitment Expiration Date.

(b)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Tranche 2/3 Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Tranche 2/3 Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each such Lender’s share thereof.

(d)           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Tranche 2/3 Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)           Any Tranche 2 Lender may request that Tranche 2 Loans made by it be evidenced by a promissory note.  In such event, the relevant Tranche 2/3 Borrower shall prepare, execute and deliver to such Tranche 2 Lender a promissory note payable to the order of such Tranche 2 Lender (or, if requested by such Tranche 2 Lender, to such Tranche 2 Lender and its registered assigns) substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a “Tranche 2 Note” and collectively, the “Tranche 2 Notes”).  Thereafter, the Tranche 2 Loans evidenced by such Tranche 2 Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Tranche 2 Notes payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(f)            Any Tranche 3 Lender may request that Tranche 3 Loans made by it be evidenced by a promissory note.  In such event, the Parent Borrower shall prepare, execute and deliver to such Tranche 3 Lender a promissory note payable to the order of such Tranche 3 Lender (or, if requested by such Tranche 3 Lender, to such Tranche 3 Lender and its registered assigns) substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a “Tranche 3 Note” and collectively, the “Tranche 3 Notes”).  Thereafter, the Tranche 3 Loans evidenced by such Tranche 3 Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Tranche 3 Notes payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10.  Prepayments; Additional Collateral.  (a)  Each Tranche 2/3 Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, without premium or penalty, except as provided in Section 2.15, subject to the terms and conditions set forth in paragraph (b) of this Section.

(b)           Such Tranche 2/3 Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of Loans hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify (i) whether the prepayment is in respect to Tranche 2 Loans or Tranche 3 Loans, (ii) the prepayment date, (iii) in the case of Eurodollar Loans, the specific Borrowing or Borrowings which are to be prepaid and (iv) the principal amount of each such Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07 or 2.08, as the case may be, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with such Section 2.07 or 2.08.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing of the respective Tranche. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.  Each prepayment of a Loan pursuant to this Section shall consist of a pro rata prepayment of Tranche 2 Loans and Tranche 3 Loans on the basis of the Tranche 2 Revolving Percentage and Tranche 3 Revolving Percentage, in each case as in effect at the time of any such prepayment.

(c)           If on any date prior to the Commitment Expiration Date, the Tranche 1 Letter of Credit Outstandings exceed the Total Tranche 1 Commitment, each Designated Subsidiary Borrower for whose account Tranche 1 Letters of Credit were issued shall pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the respective Designated Subsidiary Borrower to the Tranche 1 Lenders hereunder in the Collateral Account applicable to such Designated Subsidiary Borrower.

(d)           If on any date the Tranche 1 Letter of Credit Outstandings applicable to a Designated Subsidiary Borrower (other than ARC) exceed the lesser of (i) such Designated Subsidiary Borrower’s Borrowing Base and (ii) such Designated Subsidiary Borrower’s Sublimit, such Designated Subsidiary Borrower shall pay or deliver to the Collateral Agent within the Applicable Grace Period an amount of Cash and/or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) in an aggregate amount equal to the amount of such excess, with any such Cash or Eligible Securities to be held as additional security for all obligations of the respective Designated Subsidiary Borrower hereunder in the Collateral Account applicable to such Designated Subsidiary Borrower.

(e)           If on any date the Tranche 1 Letter of Credit Outstandings applicable to ARC exceed ARC’s Borrowing Base, ARC shall pay or deliver to the Collateral Agent within the Applicable Grace Period an amount of Cash and/or Eligible Securities (valued for this purpose based on the respective Advance Rate applicable thereto) in an aggregate amount equal to the amount of such excess, with any such Cash or Eligible Securities to be held as additional security for all obligations of ARC hereunder in the Collateral Account applicable to ARC.

(f)            If on any date the sum of (i) the Tranche 1 Letter of Credit Outstandings applicable to ARC, (ii) the Tranche 2 Letter of Credit Outstandings applicable to ARC and (iii) the aggregate principal amount of all Tranche 2 Loans incurred by ARC shall exceed ARC’s Sublimit, ARC shall pay or deliver to the Collateral Agent on such date an amount of Cash and/or Cash Equivalents equal to the amount of such excess, such Cash and/or Cash Equivalents to be held as security for all obligations of ARC to the respective Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

(g)           If on any date prior to the Commitment Expiration Date, the sum of the aggregate outstanding principal amount of Tranche 2 Loans plus the Tranche 2 Letter of Credit Outstandings exceeds the Total Tranche 2 Commitment as then in effect, each Tranche 2/3 Borrower to whom Tranche 2 Loans were made and/or for whose account Tranche 2 Letters of Credit were issued shall on such date repay the outstanding Tranche 2 Loans in an aggregate principal amount equal to the amount by which the aggregate outstanding principal amount of Tranche 2 Loans plus the Tranche 2 Letter of Credit Outstandings exceeds the Total Tranche 2 Commitment as then in effect.  If, after giving effect to the prepayment of all outstanding Tranche 2 Loans, as set forth above, the Tranche 2 Letter of Credit Outstandings exceed the Total Tranche 2 Commitment, each Tranche 2/3 Borrower for whose account Tranche 2 Letters of Credit were issued shall on such date pay to the Administrative Agent at the Payment Office an amount of Cash and/or Cash Equivalents equal to the amount of such excess, such Cash and/or Cash Equivalents to be held as security for all obligations of the respective Tranche 2/3 Borrower to the Tranche 2 Lenders hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

(h)           If on any date the aggregate outstanding principal amount of Tranche 3 Loans exceeds the Total Tranche 3 Commitment as then in effect, the Parent Borrower shall on such date repay the outstanding Tranche 3 Loans in an aggregate principal amount equal to the amount by which the aggregate outstanding principal amount of Tranche 3 Loans exceeds the Total Tranche 3 Commitment as then in effect.

(i)            If on any date, after giving effect to any other prepayment of outstanding Loans on such date, the sum of the aggregate outstanding principal amount of all Tranche 2 Loans incurred by ARC plus the Tranche 2 Letter of Credit Outstandings attributable to ARC exceeds $100,000,000, ARC shall on such date repay the outstanding Loans incurred by it in an aggregate principal amount equal to such excess.  If, after giving effect to the prepayment of all outstanding Loans incurred by ARC, as set forth above, the Tranche 2 Letter of Credit Outstandings applicable to ARC exceed $100,000,000, ARC shall pay or deliver to the Collateral Agent on such date an amount of Cash and/or Cash Equivalents in an aggregate amount equal to the amount of such excess, with any such Cash or Cash Equivalents to be held as additional security for all obligations of ARC hereunder in a cash collateral account to be established by the Administrative Agent on terms reasonably satisfactory to the Administrative Agent.

(j)            In addition to any other mandatory repayments or commitment reductions provided herein, on each date on or after the Effective Date on which the Parent Borrower or any of its Subsidiaries receives any cash proceeds from any issuance of public debt by the Parent Borrower or any of its Subsidiaries in a capital markets transaction, an amount equal to 50% of the Net Cash Proceeds of the respective issuance of public debt shall be applied to reduce the Loan Sublimit.  If on any date the aggregate outstanding principal amount of all Tranche 2 Loans and Tranche 3 Loans exceeds the Loan Sublimit, each Tranche 2/3 Borrower to whom Tranche 2 Loans and Tranche 3 Loans were made shall on such date repay the outstanding Tranche 2 Loans and Tranche 3 Loans in an aggregate principal amount equal to the amount by which the aggregate outstanding principal amount of Tranche 2 Loans and Tranche 3 Loans exceeds the Loan Sublimit as then in effect (with such repayment to be applied pro rata to the outstanding Tranche 2 Loans and Tranche 3 Loans).

(k)           With respect to each prepayment of Loans required by Sections 2.10(g), (h), (i) or (j), (x) the respective Tranche 2/3 Borrower may designate the Type (and, in the case of prepayments required by Section 2.10(i), the Tranche) of Loans to be prepaid and the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that (i) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000 for such Borrowing, then all Eurodollar Loans outstanding pursuant to such Borrowing shall be immediately converted into a Borrowing of ABR Loans, (ii) each prepayment of Loans made pursuant to the same Borrowing shall be applied pro rata among the Loans comprising such Borrowing and (iii) each such prepayment of Loans shall consist of a pro rata prepayment of Tranche 2 Loans and Tranche 3 Loans on the basis of the Tranche 2 Revolving Percentage and the Tranche 3 Revolving Percentage, in each case as in effect at the time of any such prepayment.  In the absence of a designation by the respective Tranche 2/3 Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(l)            Notwithstanding the foregoing provisions of this Section 2.10, if at any time the mandatory repayment of Loans pursuant to Section 2.10(g), (h), (i) or (j) would result in any Tranche 2/3 Borrower incurring breakage costs under Section 2.15 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable hereto (any such Eurodollar Loans, “Affected Loans”), such Tranche 2/3 Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable so long as no Default or Event of Default then exists.  At the time any Affected Loans are otherwise required to be prepaid, such Tranche 2/3 Borrower may elect to deposit 100% (or such lesser percentage elected by such Tranche 2/3 Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative

Agent to be held as security for the obligations of such Tranche 2/3 Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent and shall provide for investments of such deposits as directed by such Tranche 2/3 Borrower and satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to such Eurodollar Loans (or such earlier date or dates as shall be requested by such Tranche 2/3 Borrower, with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided that (i) interest in respect of such Affected Loans shall continue to accrue thereon at the rate provided hereunder until such Affected Loans have been repaid in full and (ii) at any time while an Event of Default has occurred and is continuing or upon written notice from the Required Lenders, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by such Tranche 2/3 Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the payment of such Affected Loans.  The Tranche 2/3 Borrower agrees to pay the balance of any Affected Loan if the amount on deposit is not sufficient.  All risk of loss in respect of investments made as contemplated in this Section 2.10(l) shall be on such Tranche 2/3 Borrower.  Under no circumstances shall the Administrative Agent be liable or accountable to such Tranche 2/3 Borrower or any other Person for any decrease in the value of the cash collateral account or for any loss resulting from the sale of any investment so made.

Section 2.11.  Fees.  (a)  ARL, ARC and AIC each agrees to pay, severally in accordance with its respective Tranche 1 Liability Percentage and not jointly, the Administrative Agent a facility fee (the “Tranche 1 Facility Fee”) for the account of the Tranche 1 Lenders pro rata on the basis of (i) prior to the earlier of the date the Total Tranche 1 Commitment terminates and the Commitment Expiration Date, their respective Tranche 1 Commitments and (ii) on or after the earlier of the date the Total Tranche 1 Commitment terminates and the Commitment Expiration Date, their respective Tranche 1 Percentages of Tranche 1 Letter of Credit Outstandings at such time, in each case for the period from and including the Effective Date to but not including the Final Maturity Date, computed at a per annum rate equal to the Applicable Rate for Tranche 1 Facility Fees of (x) in the case of clause (i) of this Section 2.11(a), the Total Tranche 1 Commitment (as in effect from time to time) (regardless of utilization) and (y) in the case of clause (ii) of this Section 2.11(a), the Tranche 1 Letter of Credit Outstandings at such time.  Accrued Tranche 1 Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Final Maturity Date and, with respect to any Tranche 1 Facility Fee owing to any Tranche 1 Lender which is replaced pursuant to Section 2.18, on the date on which such Tranche 1 Lender is replaced.

(b)           The Parent Borrower and ARC each agrees to pay, severally in accordance with its respective Tranche 2/3 Liability Percentage and not jointly, the Administrative Agent a facility fee (the “Tranche 2 Facility Fee”) for the account of the Tranche 2 Lenders pro rata on the basis of (i) prior to the earlier of the date the Total Tranche 2 Commitment terminates and the Commitment Expiration Date, their respective Tranche 2 Commitments and (ii) on or after the earlier of the date the Total Tranche 2 Commitment terminates and the Commitment Expiration Date, their respective Tranche 2 Percentage of Tranche 2 Letter of Credit Outstandings at such time, in each case for the period from and including the Effective Date to but not including the Final Maturity Date, computed at a per annum rate equal to the Applicable Rate for Tranche 2 Facility Fees of (x) in the case of clause (i) of this Section 2.11(b), the Total Tranche 2 Commitment (as in effect from time to time) (regardless of utilization) and (y) in the case of clause (ii) of this Section 2.11(b), the Tranche 2 Letter of Credit Outstandings at such time.  Accrued Tranche 2 Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the Final Maturity Date and, with respect to any Tranche 2 Facility Fee owing to any Tranche 2 Lender which is replaced pursuant to Section 2.18, on the date on which such Tranche 2 Lender is replaced.

(c)           The Parent Borrower agrees to pay the Administrative Agent a facility fee (the “Tranche 3 Facility Fee”) for the account of the Tranche 3 Lenders pro rata on the basis of their respective Tranche 3 Commitments for the period from and including the Effective Date to but not including the earlier of the date the Total Tranche 3 Commitment terminates and the Commitment Expiration Date, computed at a per annum rate equal to the Applicable Rate for Tranche 3 Facility Fees of the Total Tranche 3 Commitment (as in effect from time to time) (regardless of utilization).  Accrued Tranche 3 Facility Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the earlier of the date the Total Tranche 3 Commitment terminates and the Commitment Expiration Date and, with respect to any Tranche 3 Facility Fee owing to any Tranche 3 Lender which is replaced pursuant to Section 2.18, on the date on which such Tranche 3 Lender is replaced.

(d)           The Parent Borrower and ARC each agrees to pay, severally in accordance with its respective Tranche 2/3 Liability Percentage and not jointly, to the Administrative Agent a utilization fee (the “Tranche 2 Utilization Fee”) for the account of the Tranche 2 Lenders pro rata on the basis of their respective Tranche 2 Loans then outstanding for the period from and including the Effective Date to but not including the earlier of the date the Total Tranche 2 Commitment terminates and the Commitment Expiration Date, computed at a rate per annum equal to the Applicable Rate for Tranche 2 Utilization Fees of the aggregate outstanding amount of Tranche 2 Loans at any time when the aggregate outstanding amount of Tranche 2 Loans and Tranche 3 Loans incurred by all Tranche 2/3 Borrowers is greater than 50% of the sum of the Total Tranche 2 Commitment and the Total Tranche 3 Commitment (each as in effect from time to time).  Accrued Tranche 2 Utilization Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and, with respect to any Tranche 2 Utilization Fee owing to any Tranche 2 Lender which is replaced pursuant to Section 2.18, on the date on which such Tranche 2 Lender is replaced.

(e)           The Parent Borrower agrees to pay to the Administrative Agent a utilization fee (the “Tranche 3 Utilization Fee”) for the account of the Tranche 3 Lenders pro rata on the basis of their respective Tranche 3 Loans then outstanding for the period from and including the Effective Date to but not including the earlier of the date the Total Tranche 3 Commitment terminates and the Commitment Expiration Date, computed at a rate per annum equal to the Applicable Rate for Tranche 3 Utilization Fees of the aggregate outstanding amount of Tranche 3 Loans at any time when the aggregate outstanding amount of Tranche 2 Loans and Tranche 3 Loans incurred by all Tranche 2/3 Borrowers is greater than 50% of the sum of the Total Tranche 2 Commitment and the Total Tranche 3 Commitment (each as in effect from time to time).  Accrued Tranche 3 Utilization Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and, with respect to any Tranche 3 Utilization Fee owing to any Tranche 3 Lender which is replaced pursuant to Section 2.18, on the date on which such Tranche 3 Lender is replaced.

(f)            Each Borrower agrees to pay to the Administrative Agent for pro rata distribution to each Tranche 1 Lender (based on their respective Tranche 1 Percentages), a fee in respect of each Tranche 1 Letter of Credit (the “Tranche 1 Letter of Credit Fee”) issued for the account of such Borrower computed at a rate per annum equal to the Applicable Rate for Tranche 1 Letter of Credit Fees, on the daily Stated Amount of such Tranche 1 Letter of Credit.  Accrued Tranche 1 Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and upon the first day on or after the termination of the Total Tranche 1 Commitment upon which no Tranche 1 Letters of Credit remain outstanding.

(g)           Each Borrower agrees to pay to the Administrative Agent for pro rata distribution to each Tranche 2 Lender (based on their respective Tranche 2 Percentages), a fee in respect of each Tranche 2 Letter of Credit (the “Tranche 2 Letter of Credit Fee”) issued for the account of such Borrower computed at a rate per annum equal to the Applicable Rate for Tranche 2 Letter of Credit Fees, on the daily Stated Amount of such Tranche 2 Letter of Credit. Accrued Tranche 2 Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and upon the first day on or after the termination of the Total Tranche 2 Commitment upon which no Tranche 2 Letters of Credit remain outstanding.

Section 2.12.  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Commitment Expiration Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Expiration Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.13.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the respective Tranche 2/3 Borrower and the relevant Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies such Tranche 2/3 Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, (i) in the case of clauses (a) and (b) above, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.14.  Increased Costs.  (a)  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);  or

(ii)           impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Parent Borrower, ARL, ARC and AIC each will pay, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Parent Borrower ARL, ARC and AIC each will pay, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the respective Tranche 2/3 Borrower and shall be conclusive absent manifest error.  Such Tranche 2/3 Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that no Tranche 2/3 Borrower shall be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies such Tranche 2/3 Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.15.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a mandatory prepayment under Section 2.10 or an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Tranche 2/3 Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the respective Tranche 2/3 Borrower and shall be conclusive absent manifest error.  Such Tranche 2/3 Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.16.  Taxes.  (a)  Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           In addition, each Borrower shall pay, severally and not jointly, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Each Borrower shall indemnify, severally and not jointly, the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that such Borrower failed to deduct or withhold and that were paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Each Foreign Lender shall deliver to each Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower (if any), or will comply with such other requirements, if any, as is currently applicable, as will permit payments under this Agreement to be made without withholding or at a reduced rate; provided, however, that such Borrower shall have furnished to each such Lender in a reasonably timely manner copies of such documentation and notice of such requirements together with applicable instructions; provided, further, that no such Lender shall have any obligation to provide such documentation or comply with such requirements if it would result in a material economic, legal or regulatory disadvantage to any such Lender.

(f)            If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to such Borrower or any other Person.

(g)           Any Lender that is not a Lender as of the Effective Date shall not be entitled to any greater payment under this Section 2.16 than such Lender’s assignor could have been entitled to absent such assignment except to the extent that the entitlement to a greater payment resulted from a Change in Law.

Section 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim in Dollars.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any particular Obligation resulting in such Lender receiving payment of a greater proportion of such Obligation than the proportion of such

Obligation received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the related Obligations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate of such Obligations; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) the provisions of this paragraph shall not be construed to apply to any payment received by any Tranche 1 Lender pursuant to the terms of the Security Documents.  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.18.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.14, 3A.04 or 3B.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16, 3A.04 or 3B.04, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Parent Borrower, ARL, ARC and AIC each agrees to pay, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.14, 3A.04 or 3B.04, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the respective Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the respective Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14, 3A.04 or 3B.04 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (iv) no assignments pursuant to this Section 2.18 shall be effective until all then outstanding Letters of Credit are returned by each respective beneficiary to the Issuing Agent for cancellation or exchange for new or amended Letters of Credit which give effect to such assignment (it being understood that to the extent the respective beneficiaries do not consent to such assignment, such assignment cannot occur).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

Section 2.19.  Additional Tranche 1 Commitments.  (a)  The Designated Subsidiary Borrowers shall have the right at any time and from time to time after the Effective Date and prior to the Commitment Expiration Date to request (so long as no Default of Event or Default is then in existence or would result therefrom) on one or more occasions that one or more Tranche 1 Lenders (and/or one or more other Persons which will become Tranche 1 Lenders as provided pursuant to clause (vi) below) provide Additional Tranche 1 Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Tranche 1 Commitment Agreement, issue Tranche 1 Letters of Credit; it being understood and agreed, however, that (i) no Tranche 1 Lender shall be obligated to provide an Additional Tranche 1 Commitment as a result of any request by the Designated Subsidiary Borrowers, (ii) until such time, if any, as (x) such Tranche 1 Lender has agreed in its sole discretion to provide an Additional Tranche 1 Commitment and executed and delivered to the Administrative Agent an Additional Tranche 1 Commitment Agreement in respect thereof as provided in Section 2.19(b) and (y) such other conditions set forth in Section 2.19(b) shall have been satisfied, such Tranche 1 Lender shall not be obligated to issue any Tranche 1 Letters of Credit, in excess of the amounts provided for in Section 3A.01, as the case may be, before giving effect to such Additional Tranche 1 Commitments provided pursuant to this Section 2.19, (iii) any Tranche 1 Lender (and/or one or more other Persons which will become Tranche 1 Lenders as provided pursuant to clause (vi) below) may so provide an Additional Tranche 1 Commitment without the consent of any other Tranche 1 Lender (it being understood and agreed that the consent of the Administrative Agent and the Issuing Agent (such consent (in either case) not to be unreasonably withheld or delayed) shall be required if any such Additional Tranche 1 Commitments are to be provided by a Person which is not already a Tranche 1 Lender), (iv) (x) each provision of Additional Tranche 1 Commitments on a given date pursuant to this Section 2.19 shall be in a minimum aggregate amount (for all Tranche 1 Lenders (including, in the circumstances contemplated by clause (vi) below, banks or other financial institutions who will become Tranche 1 Lenders)) of at least $1,000,000 and (y) the aggregate amount of Additional Tranche 1 Commitments provided pursuant to this Section 2.19 shall not exceed $50,000,000, (v) the up-front fees payable to any Person providing an Additional Tranche 1 Commitment in accordance with this Section 2.19 shall be as set forth in the relevant Additional Tranche 1 Commitment Agreement, (vi) if, on or after the tenth Business Day following the request by the Designated Subsidiary Borrowers of the then existing Tranche 1 Lenders (other than Defaulting Lenders) to provide Additional Tranche 1 Commitments pursuant to this Section 2.19 on the terms to be applicable thereto, the Designated Subsidiary Borrowers have not received Additional Tranche 1 Commitments in an aggregate amount equal to that amount of the Additional Tranche 1 Commitments which the Designated Subsidiary Borrowers desire to obtain pursuant to such request (as set forth in the notice provided by the Designated Subsidiary Borrowers to the Administrative Agent as provided above), then the Designated Subsidiary Borrowers may request Additional Tranche 1 Commitments from other Lenders and/or other NAIC approved banks or financial institutions (unless otherwise agreed by the Designated Subsidiary Borrowers and the Administrative Agent) in an aggregate amount equal to such deficiency on terms which are no more favorable to such other bank or financial institution in any respect than the terms offered to the existing Tranche 1 Lenders, and (vii) all actions taken by the Designated Subsidiary Borrowers pursuant to this Section 2.19 shall be done in coordination with the Administrative Agent.

(b)           At the time of any provision of Additional Tranche 1 Commitments pursuant to this Section 2.19, (i) each Designated Subsidiary Borrower, the Administrative Agent, the Guarantor and each such Tranche 1 Lender or other bank or financial institution which agrees to provide an Additional Tranche 1 Commitment (each, an “Additional Tranche 1 Lender”) shall execute and deliver to the Administrative Agent an Additional Tranche 1 Commitment Agreement substantially in the form of Exhibit I-1, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Tranche 1 Lender’s Additional Tranche 1 Commitment to occur upon delivery of such Additional Tranche 1 Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.19 to the reasonable satisfaction of the Administrative Agent), (ii) all of the outstanding Tranche 1 Letters of Credit shall have been returned by each respective beneficiary to the Issuing Agent and shall either have been cancelled and/or exchanged for new or amended Tranche 1 Letters of Credit which give effect to such Additional Tranche 1 Commitment, (iii) if such Additional Tranche 1 Lender is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for U.S. Federal income tax purposes and such Additional Tranche 1 Lender is issuing Letters of Credit for the account of a U.S. Borrower or U.S. Borrowers, such Additional Tranche 1 Lender shall provide to such U.S. Borrower or U.S. Borrowers the appropriate Internal Revenue Service documentation described in Section 2.16, (iv) each Designated Subsidiary Borrower shall deliver to the Administrative

Agent resolutions authorizing the incurrence of the Obligations to be incurred pursuant to each Additional Tranche 1 Commitment, together with evidence of good standing of such Designated Subsidiary Borrower (if requested) and (v) each Designated Subsidiary Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to such Designated Subsidiary Borrowers reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Lenders on the Effective Date pursuant to Section 5.01(b) and such other matters as the Administrative Agent may reasonably request.  The Administrative Agent shall promptly notify each Tranche 1 Lender as to the occurrence of each Additional Tranche 1 Commitment Date, and (x) on each such date, the Total Tranche 1 Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Tranche 1 Commitments and (y) on each such date, Schedule 2.01 shall be deemed modified to reflect the revised Tranche 1 Commitments of the affected Tranche 1 Lenders.

Section 2.20.  Additional Tranche 2 Commitments.  (a)  The Tranche 2/3 Borrowers shall have the right at any time and from time to time after the Effective Date and prior to the Commitment Expiration Date to request (so long as no Default of Event or Default is then in existence or would result therefrom) on one or more occasions that one or more Tranche 2 Lenders (and/or one or more other Persons which will become Tranche 2 Lenders as provided pursuant to clause (vi) below) provide Additional Tranche 2 Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Tranche 2 Commitment Agreement, make Tranche 2 Loans and issue Tranche 2 Letters of Credit; it being understood and agreed, however, that (i) no Tranche 2 Lender shall be obligated to provide an Additional Tranche 2 Commitment as a result of any request by the Tranche 2/3 Borrowers, (ii) until such time, if any, as (x) such Tranche 2 Lender has agreed in its sole discretion to provide an Additional Tranche 2 Commitment and executed and delivered to the Administrative Agent an Additional Tranche 2 Commitment Agreement in respect thereof as provided in Section 2.20(b) and (y) such other conditions set forth in Section 2.20(b) shall have been satisfied, such Tranche 2 Lender shall not be obligated to fund any Tranche 2 Loans, or issue any Tranche 2 Letters of Credit, in excess of the amounts provided for in Section 2.01(a) or 3B.01, as the case may be, before giving effect to such Additional Tranche 2 Commitments provided pursuant to this Section 2.20, (iii) any Tranche 2 Lender (and/or one or more other Persons which will become Tranche 2 Lenders as provided pursuant to clause (vi) below) may so provide an Additional Tranche 2 Commitment without the consent of any other Tranche 2 Lender (it being understood and agreed that the consent of the Administrative Agent and the Issuing Agent (such consent (in either case) not to be unreasonably withheld or delayed) shall be required if any such Additional Tranche 2 Commitments are to be provided by a Person which is not already a Tranche 2 Lender), (iv) (x) each provision of Additional Tranche 2 Commitments on a given date pursuant to this Section 2.20 shall be in a minimum aggregate amount (for all Tranche 2 Lenders (including, in the circumstances contemplated by clause (vi) below, banks or other financial institutions who will become Tranche 2 Lenders)) of at least $1,000,000 and (y) the aggregate amount of Additional Tranche 2 Commitments provided pursuant to this Section 2.20, when added to the Additional Tranche 3 Commitments provided pursuant to Section 2.21, shall not exceed $50,000,000, (v) the up-front fees payable to any Person providing an Additional Tranche 2 Commitment in accordance with this Section 2.20 shall be as set forth in the relevant Additional Tranche 2 Commitment Agreement, (vi) if, on or after the tenth Business Day following the request by the Tranche 2/3 Borrowers of the then existing Tranche 2 Lenders (other than Defaulting Lenders) to provide Additional Tranche 2 Commitments pursuant to this Section 2.20 on the terms to be applicable thereto, the Tranche 2/3 Borrowers have not received Additional Tranche 2 Commitments in an aggregate amount equal to that amount of the Additional Tranche 2 Commitments which the Tranche 2/3 Borrowers desire to obtain pursuant to such request (as set forth in the notice provided by the Tranche 2/3 Borrowers to the Administrative Agent as provided above), then the Tranche 2/3 Borrowers may request Additional Tranche 2 Commitments from other Lenders and/or other NAIC approved banks or financial institutions (unless otherwise agreed by the Tranche 2/3 Borrowers and the Administrative Agent) in an aggregate amount equal to such deficiency on terms which are no more favorable to such other bank or financial institution in any respect than the terms offered to the existing Tranche 2 Lenders, and (vii) all actions taken by the Tranche 2/3 Borrowers pursuant to this Section 2.20 shall be done in coordination with the Administrative Agent.

(b)           At the time of any provision of Additional Tranche 2 Commitments pursuant to this Section 2.20, (i) each Tranche 2/3 Borrower, the Administrative Agent, the Guarantor and each such Tranche 2 Lender or other bank or financial institution which agrees to provide an Additional Tranche 2 Commitment (each, an “Additional Tranche 2 Lender”) shall execute and deliver to the Administrative Agent an Additional Tranche 2 Commitment Agreement substantially in the form of Exhibit I-2, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Tranche 2 Lender’s Additional Tranche 2 Commitment to occur upon delivery of such Additional Tranche 2 Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.20 to the reasonable satisfaction of the Administrative Agent), (ii) the Tranche 2/3 Borrowers shall, in coordination with the Administrative Agent, repay all outstanding Loans of the Lenders, and incur new Loans from the Lenders so that each of the Tranche 2 Lenders participate in each Borrowing pro rata on the basis of their respective Tranche 2 Commitments (after giving effect to any increase in the Total Tranche 2 Commitment pursuant to this Section 2.20) and with the Tranche 2/3 Borrowers being obligated to pay the respective Tranche 2 Lenders the costs of the type referred to in Section 2.15 in connection with any such repayment and/or Borrowing, (iii) all of the outstanding Tranche 2 Letters of Credit shall have been returned by each respective beneficiary to the Issuing Agent and shall either have been cancelled and/or exchanged for new or amended Tranche 2 Letters of Credit which give effect to such Additional Tranche 2 Commitment, (iv) if such Additional Tranche 2 Lender is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for U.S. Federal income tax purposes and such Additional Tranche 2 Lender is issuing Letters of Credit for the account of a U.S. Borrower or U.S. Borrowers, such Additional Tranche 2 Lender shall provide to such U.S. Borrower or U.S. Borrowers the appropriate Internal Revenue Service documentation described in Section 2.16, (v) the Tranche 2/3 Borrowers shall deliver to the Administrative Agent resolutions authorizing the incurrence of the Obligations to be incurred pursuant to each Additional Tranche 2 Commitment, together with evidence of good standing of the Tranche 2/3 Borrowers (if requested) in the case of Tranche 2/3 Borrowers organized under the laws of the United States or any State thereof, or any other jurisdiction where the concept of “good standing” is applicable, and (vi) the Tranche 2/3 Borrowers shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Tranche 2/3 Borrowers reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Lenders on the Effective Date pursuant to Section 5.01(b) and such other matters as the Administrative Agent may reasonably request.  The Administrative Agent shall promptly notify each Tranche 2 Lender and Tranche 3 Lender as to the occurrence of each Additional Tranche 2 Commitment Date, and (w) on each such date, the Total Tranche 2 Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Tranche 2 Commitments, (x) on each such date Schedule 2.01 shall be deemed modified to reflect the revised Tranche 2 Commitments of the affected Tranche 2 Lenders and (y) upon surrender of any old Tranche 2 Notes by the respective Additional Tranche 2 Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the respective Tranche 2/3 Borrower), to the extent requested by any Additional Tranche 2 Lender, a new Tranche 2 Note will be issued, at the respective Tranche 2/3 Borrower’s expense, to such Additional Tranche 2 Lender, to be in conformity with the requirements of Section 2.09(e) (with appropriate modifications) to the extent needed to reflect the revised Tranche 2 Commitment of such Tranche 2 Lender.

Section 2.21.  Additional Tranche 3 Commitments.  (a)  The Parent Borrower shall have the right at any time and from time to time after the Effective Date and prior to the Commitment Expiration Date to request (so long as no Default or Event of Default is then in existence or would result therefrom) on one or more occasions that one or more Tranche 3 Lenders (and/or one or more other Persons which will become Tranche 3 Lenders as provided pursuant to clause (vi) below) provide Additional Tranche 3 Commitments and, subject to the applicable terms and conditions contained in this Agreement and the relevant Additional Tranche 3 Commitment Agreement, make Tranche 3 Loans; it being understood and agreed, however, that (i) no Tranche 3 Lender shall be obligated to provide an Additional Tranche 3 Commitment as a result of any request by the Parent Borrower, (ii) until such time, if any, as (x) such Tranche 3 Lender has agreed in its sole discretion to provide an Additional Tranche 3 Commitment and executed and delivered to the Administrative Agent an Additional Tranche 3 Commitment Agreement in respect thereof as provided in Section 2.21(b) and (y) such other conditions set forth in Section 2.21(b) shall have been satisfied, such Tranche 3 Lender shall not be obligated to fund any Tranche 3 Loans, in excess of the amounts provided for in Section 2.01(b), before giving effect to such Additional Tranche 3 Commitments provided pursuant to this Section 2.21, (iii) any Tranche 3 Lender (and/or one or more other Persons which will become Tranche 3 Lenders as provided pursuant to clause (vi) below) may so provide an Additional Tranche 3 Commitment without the consent of any other Tranche 3 Lender (it being understood and agreed that the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if any such Additional Tranche 3 Commitments are to be provided by a Person which is not already a Tranche 3 Lender), (iv) (x) each provision of Additional Tranche 3 Commitments on a given date pursuant to this Section 2.21 shall be in a minimum aggregate amount (for all Tranche 3 Lenders (including, in the circumstances contemplated by clause (vi) below, banks or other financial institutions who will become Tranche 3 Lenders)) of at least $1,000,000 and (y) the aggregate amount of Additional Tranche 3 Commitments provided pursuant to this Section 2.21, when added to the Additional Tranche 2 Commitments provided pursuant to Section 2.20, shall not exceed $50,000,000, (v) the up-front fees payable to any Person providing an Additional Tranche 3 Commitment in accordance with this Section 2.21 shall be as set forth in the relevant Additional Tranche 3 Commitment Agreement, (vi) if, on or after the tenth Business Day following the request by the Parent Borrower of the then existing

Tranche 3 Lenders (other than Defaulting Lenders) to provide Additional Tranche 3 Commitments pursuant to this Section 2.21 on the terms to be applicable thereto, the Parent Borrower has not received Additional Tranche 3 Commitments in an aggregate amount equal to that amount of the Additional Tranche 3 Commitments which the Parent Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Parent Borrower to the Administrative Agent as provided above), then the Parent Borrower may request Additional Tranche 3 Commitments from other Lenders and/or other NAIC approved banks or financial institutions (unless otherwise agreed by the Parent Borrower and the Administrative Agent) in an aggregate amount equal to such deficiency on terms which are no more favorable to such other bank or financial institution in any respect than the terms offered to the existing Tranche 3 Lenders, and (vii) all actions taken by the Parent Borrower pursuant to this Section 2.21 shall be done in coordination with the Administrative Agent.

(b)           At the time of any provision of Additional Tranche 3 Commitments pursuant to this Section 2.21, (i) the Parent Borrower, the Administrative Agent, the Guarantor and each such Tranche 3 Lender or other bank or financial institution which agrees to provide an Additional Tranche 3 Commitment (each, an “Additional Tranche 3 Lender”) shall execute and deliver to the Administrative Agent an Additional Tranche 3 Commitment Agreement substantially in the form of Exhibit I-3, subject to such modifications in form and substance reasonably satisfactory to the Administrative Agent as may be necessary or appropriate (with the effectiveness of such Additional Tranche 3 Lender’s Additional Tranche 3 Commitment to occur upon delivery of such Additional Tranche 3 Commitment Agreement to the Administrative Agent, the payment of any fees required in connection therewith and the satisfaction of the other conditions in this Section 2.21 to the reasonable satisfaction of the Administrative Agent), (ii) the Parent Borrower shall, in coordination with the Administrative Agent, repay all outstanding Loans of the Lenders, and incur new Loans from the Lenders so that the Tranche 3 Lenders participate in each Borrowing pro rata on the basis of their respective Tranche 3 Commitments (after giving effect to any increase in the Total Tranche 3 Commitment pursuant to this Section 2.21) and with the Parent Borrower being obligated to pay the respective Tranche 3 Lenders the costs of the type referred to in Section 2.16 in connection with any such repayment and/or Borrowing, (iii) the Parent Borrower shall deliver to the Administrative Agent resolutions authorizing the incurrence of the Obligations to be incurred pursuant to each Additional Tranche 3 Commitment, together with evidence of good standing of the Parent Borrower (if requested) in the case of Parent Borrower organized under the laws of the United States or any State thereof, or any other jurisdiction where the concept of “good standing” is applicable, and (iv) the Parent Borrower shall deliver to the Administrative Agent an opinion, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Parent Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such matters similar to those set forth in the opinions of counsel delivered to the Lenders on the Effective Date pursuant to Section 5.01(b) and such other matters as the Administrative Agent may reasonably request.  The Administrative Agent shall promptly notify each Tranche 3 Lender as to the occurrence of each Additional Tranche 3 Commitment Date, and (w) on each such date, the Total Tranche 3 Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Tranche 3 Commitments, (x) on each such date Schedule 2.01 shall be deemed modified to reflect the revised Tranche 3 Commitments of the affected Tranche 3 Lenders and (y) upon surrender of any old Tranche 3 Notes by the respective Additional Tranche 3 Lender (or, if lost, a standard lost note indemnity in form and substance reasonably satisfactory to the Parent Borrower), to the extent requested by any Additional Tranche 3 Lender, a new Tranche 3 Note will be issued, at the Parent Borrower’s expense, to such Additional Tranche 3 Lender, to be in conformity with the requirements of Section 2.09(f) (with appropriate modifications) to the extent needed to reflect the revised Tranche 3 Commitment of such Tranche 3 Lender.

Section 2.22.  Additional Designated Subsidiary Borrowers.  The Parent Borrower may from time to time after the Effective Date, with the prior written consent of the Agents, designate one or more Persons as an additional Designated Subsidiary Borrower, subject to the following terms and conditions:

(a)           each such Person shall be a Wholly-Owned Subsidiary of the Parent Borrower;

(b)           on or prior to the date of designation, each such Person shall enter into an appropriately completed DSB Assumption Agreement;

(c)           on or prior to the date of designation, the Administrative Agent shall have received from such Person a certificate, signed by an Authorized Officer of such Person in the form of Exhibit D with appropriate insertions or deletions, together with (x) copies of its certificate of incorporation, by-laws or other equivalent organizational documents and (y) resolutions relating to the Credit Documents which shall be satisfactory to the Administrative Agent;

(d)           on or prior to the date of designation, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the date of designation, from counsel to such Person, which opinion shall (x) in the case of an additional Designated Subsidiary Borrower located in the United States, be substantially in the form of Exhibit G-l and otherwise satisfactory to the Administrative Agent, (y) in the case of an additional Designated Subsidiary Borrower located in Bermuda, be substantially in the form of Exhibit G-2 and otherwise satisfactory to the Administrative Agent, and (z) in the case of an additional Designated Subsidiary Borrower located in a jurisdiction other than the United States or Bermuda, be in form and substance satisfactory to the Administrative Agent; and

(e)           on or prior to the date of designation, the Administrative Agent shall have received such other documentation and/or certificates (including, without limitation, certificates of existence and/or good standing certificates in the case of additional Designated Subsidiary Borrowers organized under the laws of the United States or any State thereof, or any other jurisdiction where the concept of “good standing” is applicable) as the Administrative Agent may reasonably request.

Section 2.23.  Removal of Designated Subsidiary Borrowers.  The Parent Borrower may from time to time after the Effective Date, by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly forward to each Lender), remove one or more Designated Subsidiary Borrowers, provided that on the date of removal (i) no Letters of Credit shall be outstanding for the account of such Designated Subsidiary Borrower; (ii) no Loans shall be outstanding for the account of such Designated Subsidiary Borrower; (iii)

all fees, interest or other amounts payable under this Agreement or the other Credit Documents by such Designated Subsidiary Borrower shall have been paid in full and (iv) no other Obligations of such Designated Subsidiary Borrower shall remain outstanding.

ARTICLE IIIA

Tranche 1 Letters of Credit

Section 3A.01.  Tranche 1 Letters of Credit.  (a)  Subject to and upon the terms and conditions set forth herein, each Designated Subsidiary Borrower may request the Issuing Agent, at any time and from time to time after the Effective Date and prior to the date which is 30 days prior to the Commitment Expiration Date, to issue on behalf of the Tranche 1 Lenders, for the account of such Designated Subsidiary Borrower and in support of, on a standby basis, Letter of Credit Supportable Obligations and, subject to and upon the terms and conditions set forth herein, the Issuing Agent agrees to issue on behalf of the Tranche 1 Lenders at any time and from time to time after the Effective Date and prior to the date which is 30 days prior to the Commitment Expiration Date, one or more irrevocable standby letters of credit in such form as may be approved by the Issuing Agent (each such letter of credit, a “Tranche 1 Letter of Credit” and, collectively, the “Tranche 1 Letters of Credit”).  Notwithstanding the foregoing, the Issuing Agent shall be under no obligation to issue any Tranche 1 Letter of Credit if at the time of such issuance:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Agent from issuing such Tranche 1 Letter of Credit or any requirement of law applicable to such Issuing Agent or any Tranche 1 Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Agent or any Tranche 1 Lender shall prohibit, or request that the Issuing Agent or any Tranche 1 Lender refrain from, the issuance of letters of credit generally or such Tranche 1 Letter of Credit in particular or shall impose upon the Issuing Agent or any Lender with respect to such Tranche 1 Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Agent or any Tranche 1 Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Agent or any Tranche 1 Lender as of the Effective Date;

(ii)           the conditions precedent set forth in Section 5.02 are not satisfied at that time; or

(iii)          the Issuing Agent shall have received notice from any Borrower or the Required Lenders prior to the issuance of such Tranche 1 Letter of Credit of the type described in clause (vii) of Section 3A.01(b).

(b)           Notwithstanding anything to the contrary contained in this Section 3A.01 or elsewhere in this Agreement (i) no Tranche 1 Letter of Credit shall be issued the Stated Amount of which, when added to the Tranche 1 Letter of Credit Outstandings (exclusive of Tranche 1 Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Tranche 1 Letter of Credit) at such time, would exceed an amount equal to the Total Tranche 1 Commitment at such time; (ii) no Tranche 1 Letter of Credit shall be issued for the account of any Designated Subsidiary Borrower (other than ARC) the Stated Amount of which, when added to the Tranche 1 Letter of Credit Outstandings in respect of outstanding Tranche 1 Letters of Credit issued for the account of such Designated Subsidiary Borrower (exclusive of Tranche 1 Unpaid Drawings in respect of Tranche 1 Letters of Credit issued for the account of such Designated Subsidiary Borrower which are repaid on the date of, and prior to the issuance of, the respective Tranche 1 Letter of Credit) at such time would exceed an amount equal to the lesser of (x) such Designated Subsidiary Borrower’s Borrowing Base and (y) such Designated Subsidiary Borrower’s Sublimit; (iii) no Tranche 1 Letter of Credit shall be issued for the account of ARC the Stated Amount of which, when added to the Tranche 1 Letter of Credit Outstandings in respect of outstanding Tranche 1 Letters of Credit issued for the account of ARC (exclusive of Tranche 1 Unpaid Drawings in respect of Tranche 1 Letters of Credit issued for the account of ARC which are repaid on the date of, and prior to the issuance of, the respective Tranche 1 Letter of Credit) at such time would exceed an amount equal to ARC’s Borrowing Base; (iv) no Tranche 1 Letter of Credit shall be issued for the account of ARC the Stated Amount of which, when added to (x) the Tranche 1 Letter of Credit Outstandings applicable to ARC (exclusive of Tranche 1 Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Tranche 1 Letter of Credit) at such time, (y) the Tranche 2 Letter of Credit Outstandings applicable to ARC at such time and (z) the aggregate principal amount of all Tranche 2 Loans incurred by ARC and then outstanding, would exceed an amount equal to ARC’s Sublimit; (v) each Tranche 1 Letter of Credit shall have an expiry date occurring not later than one year after such Tranche 1 Letter of Credit’s date of issuance; provided that each such Tranche 1 Letter of Credit may by its terms automatically renew annually for one additional year unless the Issuing Agent notifies the beneficiary thereof, in accordance with the terms of such Tranche 1 Letter of Credit, that such Tranche 1 Letter of Credit will not be renewed; (vi) each Tranche 1 Letter of Credit shall be denominated in Dollars; and (vii) the Issuing Agent will not issue any Tranche 1 Letter of Credit after it has received written notice from any Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as the Issuing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders (or, to the extent provided by Section 10.02, each of the Lenders).

(c)           Each Tranche 1 Letter of Credit will be issued by the Issuing Agent on behalf of the Tranche 1 Lenders and each Tranche 1 Lender will participate in each Tranche 1 Letter of Credit pro rata in accordance with its Tranche 1 Percentage.  The obligations of each Tranche 1 Lender under and in respect of each Tranche 1 Letter of Credit are several, and the failure by any Tranche 1 Lender to perform its obligations hereunder or under any Tranche 1 Letter of Credit shall not affect the obligations of the respective Designated Subsidiary Borrower toward any other party hereto nor shall any other such party be liable for the failure by such Tranche 1 Lender to perform its obligations hereunder or under any Tranche 1 Letter of Credit.

(d)           Subject to and on the terms and conditions set forth herein, the Issuing Agent is hereby authorized by each Designated Subsidiary Borrower and the Tranche 1 Lenders to arrange for the issuance of any Tranche 1 Letter of Credit pursuant to Section 3A.01(a) and the amendment of any Tranche 1 Letter of Credit pursuant to Section 2.18, Section 2.19, Section 3A.06 and/or Section 10.04(b) by:

(i)            completing the commencement date and the expiry date of such Tranche 1 Letter of Credit;

(ii)           in the case of an amendment increasing or reducing the amount thereof, amending such Tranche 1 Letter of Credit in such manner as the Issuing Agent and the respective beneficiary may agree;

(iii)          completing such Tranche 1 Letter of Credit with the participation of each Tranche 1 Lender as allocated pursuant to the terms hereof; and

(iv)          executing such Tranche 1 Letter of Credit on behalf of each Tranche 1 Lender and following such execution delivering such Tranche 1 Letter of Credit to the beneficiary of such Tranche 1 Letter of Credit.

(e)           Each Tranche 1 Letter of Credit shall be executed and delivered by the Issuing Agent in the name and on behalf of, and as attorney-in-fact for, each Tranche 1 Lender party to such Tranche 1 Letter of Credit, and the Issuing Agent shall act under each Tranche 1 Letter of Credit, and each Tranche 1 Letter of Credit shall expressly provide that the Issuing Agent shall act, as the agent of each Tranche 1 Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Tranche 1 Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Tranche 1 Letter of Credit and (c) notify such Tranche 1 Lender and such Designated Subsidiary Borrower that a valid drawing has been made and the date that the related Tranche 1 Unpaid Drawing is to be made; provided that the Issuing Agent shall have no obligation or liability for any Tranche 1 Unpaid Drawing under such Tranche 1 Letter of Credit, and each Tranche 1 Letter of Credit shall expressly so provide.  Each Tranche 1 Lender hereby irrevocably appoints and designates the Issuing Agent as its attorney-in-fact, acting through any duly authorized officer of the Issuing Agent, solely for the purpose of executing and delivering in the name and on behalf of such Tranche 1 Lender each Tranche 1 Letter of Credit to be issued by such Tranche 1 Lender hereunder.  Promptly upon the request of the Issuing Agent, each Tranche 1 Lender will furnish to the Issuing Agent such powers of attorney or other evidence as any beneficiary of any Tranche 1 Letter of Credit may reasonably request in order to demonstrate that the Issuing Agent has the power to act as attorney-in-fact for such Tranche 1 Lender to execute and deliver such Tranche 1 Letter of Credit.

Section 3A.02.  Tranche 1 Letter of Credit Requests.  (a)  Whenever a Designated Subsidiary Borrower desires that a Tranche 1 Letter of Credit be issued, such Designated Subsidiary Borrower shall give the Administrative Agent and the Issuing Agent written notice (including by way of facsimile transmission, immediately confirmed in writing by submission of the original of such request by mail to the Issuing Agent) thereof prior to 11:00 A.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the Issuing Agent) prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit C-1 (each, a “Tranche 1 Letter of Credit Request”).  Each Tranche 1 Letter of Credit Request shall include any other documents as the Issuing Agent customarily requires in connection therewith.

(b)           The making of each Tranche 1 Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Designated Subsidiary Borrower that such Tranche 1 Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 3A.01(a) or (b).

(c)           Upon its issuance of, or amendment to, any Tranche 1 Letter of Credit, the Issuing Agent shall promptly notify the respective Designated Subsidiary Borrower and the Tranche 1 Lenders of such issuance or amendment, which notice shall include a summary description of the Tranche 1 Letter of Credit actually issued and any amendments thereto.

Section 3A.03.  Agreement to Repay Tranche 1 Letter of Credit Drawings.  (a)  Each Designated Subsidiary Borrower agrees to reimburse each Tranche 1 Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Tranche 1 Lender under any Tranche 1 Letter of Credit which has been issued for such Designated Subsidiary Borrower’s account (each such amount so paid or disbursed until reimbursed, a “Tranche 1 Unpaid Drawing”) no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Tranche 1 Lender is reimbursed therefor at a rate per annum which shall be the Alternative Base Rate plus the Applicable Rate for Loans maintained as ABR Loans as in effect from time to time (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date of such payment or disbursement).

(b)           Each Designated Subsidiary Borrower’s obligation under this Section 3A.03 to reimburse each Tranche 1 Lender with respect to Tranche 1 Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Designated Subsidiary Borrower may have or have had against such Tranche 1 Lender, or the Issuing Agent, including, without limitation, any defense based upon the failure of any drawing under a Tranche 1 Letter of Credit to conform to the terms of the Tranche 1 Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no Designated Subsidiary Borrower shall be obligated to reimburse any Tranche 1 Lender for any wrongful payment made by such Tranche 1 Lender under a Tranche 1 Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Tranche 1 Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 3A.04.  Increased Costs.  If after the Effective Date, a Change in Law shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by or participated in by such Tranche 1 Lender, or (ii) impose on such Tranche 1 Lender any other conditions directly or indirectly affecting this Agreement or any Tranche 1 Letter of Credit; and the result of any of the foregoing is to increase the cost to such Tranche 1 Lender of issuing, maintaining or participating in any Tranche 1 Letter of Credit, or to reduce the amount of any sum received or receivable by such Tranche 1 Lender hereunder or reduce the rate of return on its capital with respect to Tranche 1

Letters of Credit, then, upon written demand to the respective Designated Subsidiary Borrower by such Tranche 1 Lender (with a copy to the Administrative Agent), such Designated Subsidiary Borrower agrees to pay to such Tranche 1 Lender such additional amount or amounts as will compensate such Tranche 1 Lender for such increased cost or reduction.  A certificate submitted to the respective Designated Subsidiary Borrower by such Tranche 1 Lender (with a copy to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Tranche 1 Lender as aforesaid shall be final and conclusive and binding on such Designated Subsidiary Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any Designated Subsidiary Borrower’s obligations to pay additional amounts pursuant to this Section 3A.04 upon subsequent receipt of such certificate; provided that such Designated Subsidiary Borrower shall not be required to compensate such Tranche 1 Lender pursuant to this Section 3A.04 for any increased costs or reductions incurred more than 90 days prior to the date that such Tranche 1 Lender notifies such Designated Subsidiary Borrower of the Change in Law giving rise to such increased costs or reductions and of such Tranche 1 Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3A.05.  Tranche 1 Letter of Credit Expiration Extensions.  Each Tranche 1 Lender acknowledges that to the extent provided under the terms of any Tranche 1 Letter of Credit, the expiration date of such Tranche 1 Letter of Credit will be automatically extended for an additional year, without written amendment, unless at least 30 days prior to the expiration date of such Tranche 1 Letter of Credit, notice is given by the Issuing Agent to the beneficiary of such Tranche 1 Letter of Credit in accordance with the terms of the respective Tranche 1 Letter of Credit (a “Notice of Non-Extension”) that the expiration date of such Tranche 1 Letter of Credit will not be extended beyond its current expiration date.  The Issuing Agent will give Notices of Non-Extension as to any or all outstanding Tranche 1 Letters of Credit if requested to do so by the Required Lenders pursuant to Article VIII.  The Issuing Agent will give Notices of Non-Extension as to all outstanding Tranche 1 Letters of Credit if the Commitment Expiration Date has occurred.  The Issuing Agent will send a copy of each Notice of Non-Extension to the respective Designated Subsidiary Borrower concurrently with delivery thereof to the respective beneficiary, unless prohibited by law from doing so.

Section 3A.06.  Changes to Stated Amount.  At any time when any Tranche 1 Letter of Credit is outstanding, at the request of the respective Designated Subsidiary Borrower, the Issuing Agent will enter into an amendment increasing or reducing the Stated Amount of such Tranche 1 Letter of Credit, provided that (i) in no event shall the Stated Amount of any Tranche 1 Letter of Credit be increased to an amount which would exceed the applicable limitations set forth in Section 3A.01(b), (ii) the Stated Amount of a Tranche 1 Letter of Credit may not be increased at any time if the conditions precedent set forth in Section 5.02 are not satisfied at such time, and (iii) the Stated Amount of a Tranche 1 Letter of Credit may not be increased at any time after the date which is 30 days prior to the Commitment Expiration Date.

Section 3A.07.  Representations and Warranties of Tranche 1 Lenders.  Each Tranche 1 Lender represents and warrants that each Tranche 1 Letter of Credit constitutes a legal, valid and binding obligation of such Tranche 1 Lender enforceable in accordance with its terms.

ARTICLE IIIB

Tranche 2 Letters of Credit

Section 3B.01.  Tranche 2 Letters of Credit.  (a)  Subject to and upon the terms and conditions set forth herein, each Tranche 2/3 Borrower may request the Issuing Agent, at any time and from time to time after the Effective Date and prior to the date which is 30 days prior to the Commitment Expiration Date, to issue on behalf of the Tranche 2 Lenders, for the account of such Tranche 2/3 Borrower and in support of, on a standby basis, Letter of Credit Supportable Obligations and, subject to and upon the terms and conditions set forth herein, the Issuing Agent agrees to issue on behalf of the Tranche 2 Lenders at any time and from time to time after the Effective Date and prior to the date which is 30 days prior to the Commitment Expiration Date, one or more irrevocable standby letters of credit in such form as may be approved by the Issuing Agent (each such letter of credit, a “Tranche 2 Letter of Credit” and, collectively, the “Tranche 2 Letters of Credit”).  Notwithstanding the foregoing, the Issuing Agent shall be under no obligation to issue any Tranche 2 Letter of Credit if at the time of such issuance:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Agent from issuing such Tranche 2 Letter of Credit or any requirement of law applicable to such Issuing Agent or any Tranche 2 Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Agent or any Tranche 2 Lender shall prohibit, or request that the Issuing Agent or any Tranche 2 Lender refrain from, the issuance of letters of credit generally or such Tranche 2 Letter of Credit in particular or shall impose upon the Issuing Agent or any Tranche 2 Lender with respect to such Tranche 2 Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Agent or any Tranche 2 Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Issuing Agent or any Tranche 2 Lender as of the Effective Date;

(ii)           the conditions precedent set forth in Section 5.02 are not satisfied at that time; or

(iii)          the Issuing Agent shall have received notice from any Borrower or the Required Lenders prior to the issuance of such Tranche 2 Letter of Credit of the type described in clause (vii) of Section 3B.01(b).

(b)           Notwithstanding anything to the contrary contained in this Section 3B.01 or elsewhere in this Agreement, (i) no Tranche 2 Letter of Credit shall be issued the Stated Amount of which, when added to (x) the Tranche 2 Letter of Credit Outstandings (exclusive of Tranche 2 Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Tranche 2 Letter of Credit) at such time and (y) the aggregate principal amount of all Tranche 2 Loans then outstanding, would exceed, an amount equal to the Total Tranche 2

Commitment at such time; (ii) no Tranche 2 Letter of Credit shall be issued if any Tranche 2 Lender’s Tranche 2 Percentage of the Stated Amount of such Tranche 2 Letter of Credit, when added to such Tranche 2 Lender’s Tranche 2 Credit Exposure, would exceed the Tranche 2 Commitment of such Tranche 2 Lender at such time; (iii) no Tranche 2 Letter of Credit shall be issued for the account of ARC the Stated Amount of which, when added to (x) the Tranche 2 Letter of Credit Outstandings applicable to ARC (exclusive of Tranche 2 Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Tranche 2 Letter of Credit) at such time and (y) the aggregate principal amount of all Tranche 2 Loans incurred by ARC and then outstanding, would exceed an amount equal to $100,000,000 at such time; (iv) no Tranche 2 Letter of Credit shall be issued for the account of ARC if the Stated Amount thereof, when added to (x) the Tranche 1 Letter of Credit Outstandings in respect of Tranche 1 Letters of Credit issued for the account of ARC, (y) the Tranche 2 Letter of Credit Outstandings in respect of Tranche 2 Letters of Credit issued for the account of ARC and (z) the aggregate principal amount of all Tranche 2 Loans incurred by ARC and then outstanding, would exceed an amount equal to ARC’s Sublimit at such time; (v) each Tranche 2 Letter of Credit shall have an expiry date occurring not later than one year after such Tranche 2 Letter of Credit’s date of issuance; provided that each such Tranche 2 Letter of Credit may by its terms automatically renew annually for one additional year unless the Issuing Agent notifies the beneficiary thereof, in accordance with the terms of such Tranche 2 Letter of Credit, that such Tranche 2 Letter of Credit will not be renewed; (vi) each Tranche 2 Letter of Credit shall be denominated in Dollars; and (vii) the Issuing Agent will not issue any Tranche 2 Letter of Credit after it has received written notice from any Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as the Issuing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders (or, to the extent provided by Section 10.02, each of the Lenders).

(c)           Each Tranche 2 Letter of Credit will be issued by the Issuing Agent on behalf of the Tranche 2 Lenders and each Tranche 2 Lender will participate in each Tranche 2 Letter of Credit pro rata in accordance with its Tranche 2 Percentage.  The obligations of each Tranche 2 Lender under and in respect of each Tranche 2 Letter of Credit are several, and the failure by any Tranche 2 Lender to perform its obligations hereunder or under any Tranche 2 Letter of Credit shall not affect the obligations of the respective Tranche 2/3 Borrower toward any other party hereto nor shall any other such party be liable for the failure by such Tranche 2 Lender to perform its obligations hereunder or under any Tranche 2 Letter of Credit.

(d)           Subject to and on the terms and conditions set forth herein, the Issuing Agent is hereby authorized by each Tranche 2/3 Borrower and the Tranche 2 Lenders to arrange for the issuance of any Tranche 2 Letter of Credit pursuant to Section 3B.01(a) and the amendment of any Tranche 2 Letter of Credit pursuant to Section 2.18, Section 2.20, Section 3B.06 and/or Section 10.04(b) by:

(i)            completing the commencement date and the expiry date of such Tranche 2 Letter of Credit;

(ii)           in the case of an amendment increasing or reducing the amount thereof, amending such Tranche 2 Letter of Credit in such manner as the Issuing Agent and the respective beneficiary may agree;

(iii)          completing such Tranche 2 Letter of Credit with the participation of each Tranche 2 Lender as allocated pursuant to the terms hereof; and

(iv)          executing such Tranche 2 Letter of Credit on behalf of each Tranche 2 Lender and following such execution delivering such Tranche 2 Letter of Credit to the beneficiary of such Tranche 2 Letter of Credit.

(e)           Each Tranche 2 Letter of Credit shall be executed and delivered by the Issuing Agent in the name and on behalf of, and as attorney-in-fact for, each Tranche 2 Lender party to such Tranche 2 Letter of Credit, and the Issuing Agent shall act under each Tranche 2 Letter of Credit, and each Tranche 2 Letter of Credit shall expressly provide that the Issuing Agent shall act, as the agent of each Tranche 2 Lender to (a) receive drafts, other demands for payment and other documents presented by the beneficiary under such Tranche 2 Letter of Credit, (b) determine whether such drafts, demands and documents are in compliance with the terms and conditions of such Tranche 2 Letter of Credit and (c) notify such Tranche 2 Lender and such Tranche 2/3 Borrower that a valid drawing has been made and the date that the related Tranche 2 Unpaid Drawing is to be made; provided that the Issuing Agent shall have no obligation or liability for any Tranche 2 Unpaid Drawing under such Tranche 2 Letter of Credit, and each Tranche 2 Letter of Credit shall expressly so provide.  Each Tranche 2 Lender hereby irrevocably appoints and designates the Issuing Agent as its attorney-in-fact, acting through any duly authorized officer of the Issuing Agent, solely for the purpose of executing and delivering in the name and on behalf of such Tranche 2 Lender each Tranche 2 Letter of Credit to be issued by such Tranche 2 Lender hereunder.  Promptly upon the request of the Issuing Agent, each Tranche 2 Lender will furnish to the Issuing Agent such powers of attorney or other evidence as any beneficiary of any Tranche 2 Letter of Credit may reasonably request in order to demonstrate that the Issuing Agent has the power to act as attorney-in-fact for such Tranche 2 Lender to execute and deliver such Tranche 2 Letter of Credit.

Section 3B.02.  Tranche 2 Letter of Credit Requests.  (a)  Whenever a Tranche 2/3 Borrower desires that a Tranche 2 Letter of Credit be issued, such Tranche 2/3 Borrower shall give the Administrative Agent and the Issuing Agent written notice (including by way of facsimile transmission, immediately confirmed in writing by submission of the original of such request by mail to the Issuing Agent) thereof prior to 11:00 A.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the Issuing Agent) prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit C-2 (each, a “Tranche 2 Letter of Credit Request”).  Each Tranche 2 Letter of Credit Request shall include any other documents as the Issuing Agent customarily requires in connection therewith.

(b)           The making of each Tranche 2 Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Tranche 2/3 Borrower that such Tranche 2 Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 3B.01(a) or (b).

(c)           Upon its issuance of, or amendment to, any Tranche 2 Letter of Credit, the Issuing Agent shall promptly notify the respective Tranche 2/3 Borrower and the Tranche 2 Lenders of such issuance or amendment, which notice shall include a summary description of the Tranche 2 Letter of Credit actually issued and any amendments thereto.

Section 3B.03.  Agreement to Repay Tranche 2 Letter of Credit Drawings.  (a)  Each Tranche 2/3 Borrower agrees to reimburse each Tranche 2 Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Tranche 2 Lender under any Tranche 2 Letter of Credit which has been issued for such Tranche 2/3 Borrower’s account (each such amount so paid or disbursed until reimbursed, a “Tranche 2 Unpaid Drawing”) no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Tranche 2 Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Tranche 2 Lender is reimbursed therefor at a rate per annum which shall be the Alternative Base Rate plus the Applicable Rate for Loans maintained as ABR Loans as in effect from time to time (plus an additional 2% per annum, payable on demand, if not reimbursed by the third Business Day after the date of such payment or disbursement).

(b)           Each Tranche 2/3 Borrower’s obligation under this Section 3B.03 to reimburse each Tranche 2 Lender with respect to Tranche 2 Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Tranche 2/3 Borrower may have or have had against such Tranche 2 Lender, or the Issuing Agent, including, without limitation, any defense based upon the failure of any drawing under a Tranche 2 Letter of Credit to conform to the terms of the Tranche 2 Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no Tranche 2/3 Borrower shall be obligated to reimburse any Tranche 2 Lender for any wrongful payment made by such Tranche 2 Lender under a Tranche 2 Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Tranche 2 Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 3B.04.  Increased Costs.  If after the Effective Date, a Change in Law shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by or participated in by such Tranche 2 Lender, or (ii) impose on such Tranche 2 Lender any other conditions directly or indirectly affecting this Agreement or any Tranche 2 Letter of Credit; and the result of any of the foregoing is to increase the cost to such Tranche 2 Lender of issuing, maintaining or participating in any Tranche 2 Letter of Credit, or to reduce the amount of any sum received or receivable by such Tranche 2 Lender hereunder or reduce the rate of return on its capital with respect to Tranche 2 Letters of Credit, then, upon written demand to the respective Tranche 2/3 Borrower by such Tranche 2 Lender (with a copy to the Administrative Agent), such Tranche 2/3 Borrower agrees to pay to such Tranche 2 Lender such additional amount or amounts as will compensate such Tranche 2 Lender for such increased cost or reduction.  A certificate submitted to the respective Tranche 2/3 Borrower by such Tranche 2 Lender (with a copy to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Tranche 2 Lender as aforesaid shall be final and conclusive and binding on such Tranche 2/3 Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any Tranche 2/3 Borrower’s obligations to pay additional amounts pursuant to this Section 3B.04 upon subsequent receipt of such certificate; provided that such Tranche 2/3 Borrower shall not be required to compensate such Tranche 2 Lender pursuant to this Section 3B.04 for any increased costs or reductions incurred more than 90 days prior to the date that such Tranche 2 Lender notifies such Tranche 2/3 Borrower of the Change in Law giving rise to such increased costs or reductions and of such Tranche 2 Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3B.05.  Tranche 2 Letter of Credit Expiration Extensions.  Each Tranche 2 Lender acknowledges that to the extent provided under the terms of any Tranche 2 Letter of Credit, the expiration date of such Tranche 2 Letter of Credit will be automatically extended for an additional year, without written amendment, unless at least 30 days prior to the expiration date of such Tranche 2 Letter of Credit, a Notice of Non-Extension is given by the Issuing Agent to the beneficiary of such Tranche 2 Letter of Credit in accordance with the terms of the respective Tranche 2 Letter of Credit that the expiration date of such Tranche 2 Letter of Credit will not be extended beyond its current expiration date.  The Issuing Agent will give Notices of Non-Extension as to any or all outstanding Tranche 2 Letters of Credit if requested to do so by the Required Lenders pursuant to Article VIII.  The Issuing Agent will give Notices of Non-Extension as to all outstanding Tranche 2 Letters of Credit if the Commitment Expiration Date has occurred.  The Issuing Agent will send a copy of each Notice of Non-Extension to the respective Tranche 2/3 Borrower concurrently with delivery thereof to the respective beneficiary, unless prohibited by law from doing so.

Section 3B.06.  Changes to Stated Amount.  At any time when any Tranche 2 Letter of Credit is outstanding, at the request of the respective Tranche 2/3 Borrower, the Issuing Agent will enter into an amendment increasing or reducing the Stated Amount of such Tranche 2 Letter of Credit, provided that (i) in no event shall the Stated Amount of any Tranche 2 Letter of Credit be increased to an amount which would exceed the applicable limitations set forth in Section 3B.01(b); (ii) the Stated Amount of a Tranche 2 Letter of Credit may not be increased at any time if the conditions precedent set forth in Section 5.02 are not satisfied at such time; and (iii) the Stated Amount of a Tranche 2 Letter of Credit may not be increased at any time after the date which is 30 days prior to the Commitment Expiration Date.

Section 3B.07.  Representations and Warranties of Tranche 2 Lenders.  Each Tranche 2 Lender represents and warrants that each Tranche 2 Letter of Credit constitutes a legal, valid and binding obligation of such Tranche 2 Lender enforceable in accordance with its terms.

ARTICLE IV

Representations and Warranties

Each Credit Party (solely as to itself and its Subsidiaries) represents and warrants to the Lenders that:

Section 4.01.  Corporate Status.  Each of the Parent Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.02.  Corporate Power and Authority.  Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents.  Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

Section 4.03.  No Contravention of Laws, Agreements or Organizational Documents.  Neither the execution, delivery and performance by any Credit Party of this Agreement or the other Credit Documents nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or other organizational documents of any Credit Party or any of its Subsidiaries.

Section 4.04.  Litigation and Contingent Liabilities.  There are no actions, suits or proceedings pending or threatened in writing involving Parent Borrower or any of its Subsidiaries (including, without limitation, with respect to this Agreement or any other Credit

Document) that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.05.  Use of Proceeds; Margin Regulations.  (a)  All proceeds of each Credit Event shall be utilized for the general corporate and working capital purposes of the Parent Borrower and its Subsidiaries.  Without limiting the generality of the foregoing, Tranche 1 Letters of Credit may be issued in support of letters of credit outstanding under the Existing LC Facility.

(b)           Neither the making of any Loan hereunder, the issuance of any Letter of Credit nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X and no part of the proceeds of any Credit Event will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

Section 4.06.  Approvals.  Any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document, has been obtained.

Section 4.07.  Investment Company Act.  Neither the Parent Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.08.  Public Utility Holding Company Act.  Neither the Parent Borrower nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 4.09.  True and Complete Disclosure; Projections and Assumptions.  All factual information (taken as a whole) heretofore or contemporaneously furnished by the Parent Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in writing (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons in writing to the Administrative Agent will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not misleading at such time in light of the circumstances under which such information was provided; provided that, with respect to projections the Credit Parties represent only that the projections contained in such materials are based on good faith estimates and assumptions believed by the Credit Parties to be reasonable and attainable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the

Credit Parties’ control and that actual results during the period or periods covered by any such projections may differ from the projected results.

Section 4.10.  Financial Condition; Financial Statements.  (a)  (i)  The consolidated balance sheet of the Parent Borrower and its Subsidiaries for the fiscal year ended December 31, 2003 and the related consolidated statements of income, shareholders’ equity and cash flows, reported on by PricewaterhouseCoopers LLP, copies of which have been delivered to each of the Lenders, and the unaudited consolidated balance sheet of the Parent Borrower and its Subsidiaries for its fiscal quarter ended June 30, 2004 and the related consolidated statements of income, shareholders’ equity and cash flows, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in each case in conformity with GAAP, consistently applied, the consolidated financial position of the Parent Borrower and its Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated (subject, in the case of the aforementioned quarterly financial statement to normal year-end audit adjustments and the absence of full footnote disclosure).

(ii)  The summary unaudited consolidated balance sheet of ARL for the fiscal year ended December 31, 2003 and the related summary unaudited consolidated statement of income, copies of which have been delivered to each of the Lenders, and the summary unaudited consolidated balance sheet of ARL for its fiscal quarter ended June 30, 2004 and the related summary unaudited consolidated statement of income, copies of which have been delivered to each of the Lenders, fairly present in all material respects, the consolidated financial position of ARL and its Subsidiaries as of such dates and their consolidated results of operations for such periods stated (subject to normal year-end audit adjustments and the absence of full footnote disclosure).

(iii)  The summary unaudited financial information of Intermediate Holdings for the fiscal year ended December 31, 2003, copies of which have been delivered to each of the Lenders, and the summary unaudited financial information of Intermediate Holdings for its fiscal quarter ended June 30, 2004, copies of which have been delivered to each of the Lenders, fairly present in all material respects the consolidated financial position of Intermediate Holdings and its Subsidiaries as of such dates (subject to normal year-end audit adjustments and the absence of full footnote disclosure).

(iv)  The Statutory Statements of each Designated Subsidiary Borrower for the fiscal year ended December 31, 2003 and for its fiscal quarter ended June 30, 2004 (other than ARL), copies of which have been delivered to each of the Lenders, fairly present in all material respects the financial position of such Designated Subsidiary Borrower as of such dates and such periods stated.

(b)           Since December 31, 2003, nothing has occurred which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)           Except (i) for the Loans and Letters of Credit, (ii) for letters of credit issued under the Long-Term LC Facility, (iii) for the Existing LC Facility, (iv) for the Existing Senior Notes, (v) as set forth in the unaudited consolidated balance sheet of the Parent Borrower for its fiscal quarter ended June 30, 2004, (vi) for liabilities set forth on Schedule 4.10(c) and (vii) for liabilities incurred by the Parent Borrower and its Subsidiaries in the ordinary course of business, on the Effective Date there are no material liabilities of the Parent Borrower and its Subsidiaries.

(d)           On and as of the Effective Date, on a pro forma basis after giving effect to the Transactions, the Parent Borrower and each of its Subsidiaries is Solvent.

Section 4.11.  Tax Returns and Payments.  The Parent Borrower and its Subsidiaries (i) have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all material income and other material tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by the Parent Borrower and its Subsidiaries, and (ii) have timely paid or caused to have timely paid all material taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP.  There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Parent Borrower and its Subsidiaries, proposed or threatened by any authority regarding any income taxes or any other taxes relating to the Parent Borrower or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Parent Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Parent Borrower or any of its Subsidiaries that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No tax Liens have been filed and no claims are pending or, to the best knowledge of the Parent Borrower or any of its Subsidiaries, proposed or threatened with respect to any taxes, fees or other charges for any taxable period that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.12.  Compliance with ERISA.  (a)  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Parent Borrower and its Subsidiaries and ERISA Affiliates (i)  have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and (ii) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

(b)           Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Parent Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Parent Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

Section 4.13.  Subsidiaries.  (a)  Set forth on Schedule 4.13 is a complete and correct list of all of the Subsidiaries of the Parent Borrower as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests.  Except as disclosed on Schedule 4.13, each of the Parent Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 4.13.

(b)           As of the Effective Date, there are no restrictions on the Parent Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Parent Borrower to the Parent Borrower, other than (i) prohibitions or restrictions existing under or by reason of this Agreement or the other Credit Documents, (ii) prohibitions or restrictions existing under or by reason of the Long-Term LC Facility, (iii) prohibitions or restrictions existing under or by reason of the Existing Senior Notes (iv) prohibitions or restrictions existing under or by reason of Legal Requirements, (v) prohibitions or restrictions permissible under Section 7.03, (vi) prohibitions or restrictions existing under or by reason of the Existing LC Facility and (vii) other prohibitions or restrictions which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 4.14.  Capitalization.  As of June 30, 2004, the authorized capital stock of the Parent Borrower consists of (i) 200,000,000 common shares, $.01 par value per share, 33,548,012 of which shares are issued and outstanding, and, (ii) 50,000,000 preference shares, $.01 par value per share, of which 38,364,972 are issued and outstanding Series A Convertible Preference Shares.  As of the Effective Date, none of the Parent Borrower’s Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options, warrants and grants outstanding in the aggregate amounts set forth on Schedule 4.14.

Section 4.15.  Indebtedness.  The Parent Borrower and its Subsidiaries do not have any Indebtedness on the Effective Date other than (i) the Obligations, (ii) Indebtedness under the Long-Term LC Facility, (iii) Indebtedness under Existing LC Facility, (iv) Indebtedness under the Existing Senior Notes and (v) Indebtedness listed on Schedule 4.15.

Section 4.16.  Compliance with Statutes, etc.  The Parent Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable environmental laws), except where the failure to comply or file or otherwise provide would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.17.  Insurance Licenses.  Schedule 4.17 lists with respect to each Regulated Insurance Company, as of the Effective Date, all of the jurisdictions in which such Regulated Insurance Company holds licenses (including, without limitation, licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business (collectively, the “Insurance Licenses”), and indicates the type or types of insurance in which each such Regulated Insurance Company is permitted to be engaged with respect to each Insurance License therein listed.  There is (i) no such Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above, has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No Regulated Insurance Company transacts any insurance business, directly or indirectly, in any jurisdiction other than those listed on Schedule 4.17, where such business requires any Insurance License of an Applicable Insurance Regulatory Authority or such jurisdiction.

Section 4.18.  Insurance Business.  All insurance policies issued by any Regulated Insurance Company are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.19.  Security Documents.  The Security Documents create, as security for the Tranche 1 Obligations of each Designated Subsidiary Borrower, valid and enforceable security interests in and Liens on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens.  No filings or recordings are required in order to ensure the enforceability, perfection or priority of the security interests created under the Security Documents, except for filings or recordings which have been previously made.

Section 4.20.  No Section 32 Direction.  ARL has not received any direction or other notification from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act, 1978 of Bermuda.

ARTICLE V

Conditions

Section 5.01.  Effective Date.  The obligations of the Lenders to make Loans and the Issuing Agent to issue Letters of Credit hereunder shall not become effective until the date

(the “Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)           On the Effective Date, (i) each of the Credit Parties, the Administrative Agent and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent in accordance with Section 10.01(a) or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 10.01(a) that the same has been signed and mailed to the Administrative Agent; and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender that has requested the same pursuant to Section 2.09(e) or (f), as the case may be, the appropriate Note or Notes, executed by the respective Tranche 2/3 Borrower, in each case, in the amount, maturity and as otherwise provided herein.

(b)           On the Effective Date, the Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and each of the Lenders and dated the Effective Date, from (i) Cahill, Gordon & Reindel LLP, special U.S. counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit G-1 hereto, (ii) Conyers, Dill & Pearman, special Bermuda counsel to the Credit Parties, which opinion shall cover the matters covered in Exhibit G-2 hereto, (iii) Inglish and Monaco, P.C., special Missouri counsel to AIC, which opinion shall cover the matters covered in Exhibit G-3, (iv) Lamson, Dugan & Murray, LLP, special Nebraska counsel to ARC and AESIC, which opinion shall cover the matters covered in Exhibit G-4 and (v) Quarles & Brady LLP, special Wisconsin counsel to ASIC and WDCIC, which opinion shall cover the matters covered in Exhibit G-5.

(c)           (i) On the Effective Date, the Administrative Agent shall have received, from each Credit Party, a certificate, dated the Effective Date, signed by the President, any Vice President, Chief Executive Officer, Controller or Chief Operating Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions relating to the Credit Documents which shall be satisfactory to the Administrative Agent.

(ii)           On or prior to the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

(d)           Since December 31, 2003, nothing shall have occurred or become known to the Administrative Agent or the Required Lenders which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e)           On the Effective Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending against the Parent Borrower or any of its Subsidiaries (i) with respect to this Agreement, any other Credit Document, the Transaction or any of the transactions contemplated hereby or thereby or (ii) which has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)            On the Effective Date, all governmental and third party approvals, permits and licenses required to be obtained in connection with the Transactions on or prior to the Effective Date shall have been obtained and remain in full force and effect.

(g)           On the Effective Date, the Parent Borrower and its Subsidiaries shall have no outstanding preferred stock or Indebtedness except (i) Obligations, (ii) Indebtedness under the Long-Term LC Facility, (iii) Indebtedness under the Existing LC Facility, (iv) Indebtedness under the Existing Senior Notes and (v) preferred stock or Indebtedness set forth on Schedule 4.15.

(h)           On the Effective Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Credit Party contained herein or in any other Credit Document shall be true and correct in all material respects (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(i)            On the Effective Date, each Regulated Insurance Company (other than the Excluded Subsidiaries) shall have an A.M. Best financial strength rating of at least “A-”.

(j)            On the Effective Date, the Borrowers shall have paid the Administrative Agent and the Lenders all fees, reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses of the Administrative Agent) and other compensation contemplated by this Agreement and the other Credit Documents, agreed upon by such parties to be paid on or prior to the Effective Date.

(k)           On or prior to the Effective Date, the Administrative Agent shall have received counterparts of the Security Agreement executed by each Designated Subsidiary Borrower, together with:

(i)            all documents and instruments, including Uniform Commercial Code financing statements where applicable, required by law in each applicable jurisdiction or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

(ii)           results of a recent search of the Uniform Commercial Code (or equivalent) filings made with respect to each Designated Subsidiary Borrower in the jurisdictions contemplated in clause (i) above (including, without limitation, Washington, D.C., and Bermuda) and in such other jurisdictions in which Collateral is located on the Effective Date which may be reasonably requested by the Administrative Agent, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Security Agreement or have been released; and

(iii)          for each Collateral Account, an Account Control Agreement with JPMorgan Chase Bank executed by the respective Designated Subsidiary Borrower, and each such Account Control Agreement shall be in full force and effect;

and the Security Agreement shall be in full force and effect.

(l)            On the Effective Date, all commitments under the Existing Credit Agreement shall have been terminated, all loans outstanding thereunder shall have been repaid in full, and all other amounts under the Existing Credit Agreement (other than indemnities not then due and payable) shall have been paid in full.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Agent to issue Letters of Credit on behalf of the respective Lenders hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on September 10, 2004 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 5.02.  Each Credit Event.  The obligation of each Lender to make each Loan and the Issuing Agent to issue each Letter of Credit is subject to the satisfaction of the following conditions:

(a)           The Effective Date shall have occurred.

(b)           (i)  There shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loan (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(c)           The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03 with respect to each incurrence of Loans.

(d)           The Administrative Agent shall have received a Letter of Credit Request meeting the requirements of Section 3A.02 or 3B.02, as the case may be, with respect to each Letter of Credit to be issued.

Each incurrence of a Loan and each issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by the respective Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 5.02.

ARTICLE VI

Affirmative Covenants

Until the Commitments have expired or been terminated, no Notes or Letters of Credit are outstanding (or, in the case of Letters of Credit, such Letters of Credit are either (i) collateralized by cash and/or Cash Equivalents equal to not less than 100% of the amounts outstanding or available for drawing in a manner satisfactory to the Agents or (ii) supported by back-to-back letters of credit the terms, conditions and issuer of which are satisfactory to the Agents), and the principal of and interest on each Loan, all Tranche 1 Unpaid Drawings and Tranche 2 Unpaid Drawings and all fees payable hereunder shall have been paid in full, each Borrower covenants and agrees (solely as to itself and its Subsidiaries) with the Lenders that:

Section 6.01.  Information Covenants.  The Parent Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a)           Annual Financial Statements.  (i)  As soon as available and in any event within 90 days after the close of each fiscal year of the Parent Borrower, the consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing selected by the Parent Borrower, which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Parent Borrower and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise specified in such report; provided any exceptions or qualifications thereto must be acceptable to the Required Lenders) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(ii)  As soon as available and in any event within 90 days after the close of each fiscal year of ARL, the summary consolidated balance sheet of ARL and its Subsidiaries as at the end of such fiscal year and the related summary consolidated statement of income of ARL and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in form and scope consistent in all material respects with the financial statements of ARL previously delivered pursuant to Section 4.10(a)(ii) and certified by the chief financial officer or controller of ARL, which certificate shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of ARL and its Subsidiaries as at the dates indicated (subject to normal year-end audit adjustments and the absence of full footnote disclosure).

(iii)  As soon as available and in any event within 90 days after the close of each fiscal year of Intermediate Holdings, the summary consolidated financial information of Intermediate Holdings and its Subsidiaries as at the end of and for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in form and scope consistent in all material respects with the financial information of Intermediate Holdings previously delivered pursuant to Section 4.10(a)(iii) and certified by the chief financial officer or controller of Intermediate Holdings, which certificate shall state that such financial information presents fairly in all material respects the consolidated financial position of Intermediate Holdings and its Subsidiaries as at the dates indicated (subject to normal year-end audit adjustments and the absence of full footnote disclosure).

(iv)  As soon as available and in any event within 90 days after the close of each fiscal year of each Designated Subsidiary Borrower (or, in the case of ARL, such later date as may be required by the Bermuda Companies Law), the Statutory Statements for each such Designated Subsidiary Borrower for such fiscal year.

(b)           Quarterly Financial Statements.  (i)  As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Parent Borrower, consolidated balance sheets of the Parent Borrower and its Subsidiaries as at the end of such period and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Parent Borrower as presenting fairly in all material respects, in accordance with GAAP (except as specifically set forth therein; provided any exceptions or qualifications thereto must be acceptable to the Administrative Agent) on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.

(ii)  As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of ARL, a summary consolidated balance sheet of ARL and its Subsidiaries as at the end of such period and the related summary consolidated statement of income of ARL and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in form and scope consistent in all material respects with the financial statements of ARL previously provided pursuant to Section 4.10(a)(ii) and certified by the chief financial officer or controller of ARL, as presenting fairly in all material respects, on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.

(iii)  As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of Intermediate Holdings, summary consolidated financial information of Intermediate Holdings and its Subsidiaries as at the end of such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in form and scope consistent in all material respects with the financial information of Intermediate Holdings previously provided pursuant to Section 4.10(a)(iii) and certified by the chief financial officer or controller of Intermediate Holdings as presenting fairly in all material respects on a basis consistent with such prior fiscal periods, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.

(iv)  As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of each Designated Subsidiary Borrower (other than ARL), the Statutory Statements for each such Designated Subsidiary Borrower for each such period.

(c)           Officer’s Certificates.  At the time of the delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b), a certificate of the chief financial officer of the Parent Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Parent Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.03, 7.09, 7.10 and 7.11, as at the end of such fiscal year or quarter, as the case may be.

(d)           Notice of Default or Litigation.  (x)  Within five Business Days after any Borrower becomes aware of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of a Financial Officer of such Borrower setting forth the details thereof and the actions which such Borrower (or the Parent Borrower or any of its Subsidiaries) is taking or proposes to take with respect thereto and (y) promptly after any Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against any Borrower and/or any Subsidiary which claim would reasonably be expected to have a Material Adverse Effect.

(e)           Other Statements and Reports.  Promptly upon the mailing thereof to the security holders of the Parent Borrower generally, copies of all financial statements, reports and proxy statements so mailed (unless same is publicly available via the SEC’s “EDGAR” filing system).

(f)            SEC Filings.  Promptly upon the filing thereof, (i) copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent Borrower shall have filed with the SEC or any national securities exchange (unless same is publicly available via the SEC’s “EDGAR” filing system) or (ii) written notification of the filing of a Form 10-Q or Form 10-K with the SEC.

(g)           Insurance Reports and Filings.  (i)  Promptly after the filing thereof, a copy of each Statutory Statement filed by each Regulated Insurance Company.

(ii)           Promptly following the delivery or receipt, as the case may be, by any Regulated Insurance Company or any of their respective Subsidiaries, copies of (a) each material registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form or rate filings, (b) each material examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (c) all material information which the Lenders may from time to time request with respect to the nature or status of any material deficiencies or violations reflected in any examination report or other similar report, and (d) each material report, order, direction, instruction, approval, authorization, license or other notice which any Borrower or any Regulated Insurance Company may at any time receive from any Applicable Insurance Regulatory Authority.  For the purpose of this clause (ii) only, determinations of “material” shall be made by the Borrowers in good faith.

(iii)          As soon as available and in any event within 120 days after the end of each fiscal year of the Parent Borrower (but subject to the consent of the actuarial consulting firm referred to below), a report by an independent actuarial consulting firm of recognized national standing reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of the Parent Borrower and its Subsidiaries on a consolidated basis, determined in accordance with SAP and stating that the Regulated Insurance Companies have maintained adequate reserves, it being agreed that in each case such independent firm will be provided access to or copies of all relevant valuations relating to the insurance business of each such Regulated Insurance Company in the possession of or available to the Parent Borrower or its Subsidiaries.

(iv)          Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any Insurance License.

(h)           Borrowing Base Certificate.  No later than the tenth Business Day of each month, a Borrowing Base Certificate from each Designated Subsidiary Borrower for whose account a Tranche 1 Letter of Credit has been issued as of the last day of the immediately preceding month, executed by an Authorized Officer of such Designated Subsidiary Borrower.

(i)            Section 32 Direction.  Promptly following receipt thereof by ARL, notice of any direction or other notification received by ARL from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act, 1978 of Bermuda.

(j)            Other Information.  With reasonable promptness, such other information or existing documents (financial or otherwise) as the Administrative Agent or any Lender may reasonably request from time to time.

(k)           Delivery of Information.  Each Credit Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or the Credit Parties may make available to the Lenders materials and/or information provided by or on behalf of any Credit

Party under this Agreement or any other Credit Document by posting such materials and/or information on IntraLinks or another similar electronic system reasonably acceptable to the Administrative Agent and the Credit Parties (it being understood and agreed that the posting of such materials and/or information on IntraLinks or another similar electronic system shall not be deemed a violation of Section 10.12 of this Agreement).

Section 6.02.  Books, Records and Inspections.  Each Borrower will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all dealings and transactions in relation to its business and activities; and (ii) subject to binding contractual confidentiality obligations of such Borrower and its Subsidiaries to third parties and to Section 10.12, permit, and will cause each of its Subsidiaries to permit, representatives of any Lender (at such Lender’s expense prior to the occurrence of an Event of Default and at such Borrower’s expense after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times and as often as may reasonably be desired.  Each Borrower agrees to cooperate and assist in such visits and inspections.

Section 6.03.  Insurance.  Each Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of such Borrower or in the Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses.

Section 6.04.  Payment of Taxes.  Each Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case, on a timely basis prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of such Borrower or any of its Subsidiaries; provided that neither any Borrower nor any Subsidiary of any Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 6.05.  Maintenance of Existence.  Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, its existence, provided that a Borrower shall not be required to maintain the existence of any of its Subsidiaries (other than each Credit Party the existence of which will be maintained at all times) if such Borrower shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and its Subsidiaries taken as a whole.  Each Borrower will qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where such Borrower or such Subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.06.  Compliance with Statutes, etc.  Each Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those the non-compliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.07.  ERISA.  Promptly after any Borrower, any of its Subsidiaries or, in the case of clauses (i) through (v) below, any of its ERISA Affiliates knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan has occurred or exist, a certificate of the chief financial officer of such Borrower setting forth details respecting such event or condition and the action if any, that such Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC or an applicable foreign governmental agency by such Borrower, such Subsidiary or such ERISA Affiliate with respect to such event or condition):

(i)            any reportable event, as defined in subsections (c)(1), (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan;

(ii)           the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan;

(iii)          the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan which could reasonably be expected to result in a liability to such Borrower or any of its Subsidiaries in excess of $5,000,000;

(iv)          the receipt by any Borrower, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that such Borrower, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $5,000,000 or that such Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $5,000,000 against such Borrower, any of its Subsidiaries or any of its ERISA Affiliates;

(v)           the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against any Borrower, any of its Subsidiaries or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $5,000,000, which proceeding is not dismissed within 30 days; and

(vi)          that any material contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or that any Borrower or any Subsidiary of such Borrower may incur any material liability pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business).

Section 6.08.  Maintenance of Property.  Each Borrower shall, and will cause each of its Subsidiaries to, maintain all of their properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.09.  Maintenance of Licenses and Permits.  Each Borrower will, and will cause each of its Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.10.  Financial Strength Ratings.  Each Borrower shall cause each Regulated Insurance Company (other than the Excluded Subsidiaries) to maintain at all times a financial strength rating of at least “B++” from A.M. Best & Co. (or its successor); provided that any Regulated Insurance Company acquired or created after the Effective Date shall not be required to comply with this Section 6.10 until the date occurring 180 days after the date of such acquisition or creation.

Section 6.11.  End of Fiscal Years; Fiscal Quarters.  Each Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on dates which are consistent with a fiscal year end as described above, provided that the Borrowers shall not be required to comply with the foregoing with respect to any Subsidiary of any Borrower acquired after the Effective Date having a fiscal year ending on a date other than December 31 at the time of such acquisition.

Section 6.12.  Borrowing Base Requirement.  Subject to Sections 2.10(d) and (e), each Designated Subsidiary Borrower shall at all times cause its respective Borrowing Base to equal or exceed the Tranche 1 Letter of Credit Outstandings attributable to such Designated Subsidiary Borrower at such time.

Section 6.13.  Further Assurances.  Each Borrower shall promptly and duly execute and deliver to the Administrative Agent and/or the Collateral Agent such documents and assurances and take such further action as the Administrative Agent may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Credit Documents and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Collateral Agent, the Administrative Agent or the Lenders pursuant to the Credit Documents.

ARTICLE VII

Negative Covenants

Until the Commitments have expired or terminated, no Notes or Letters of Credit are outstanding (or, in the case of Letters of Credit, such Letters of Credit are either (i) collateralized by cash and/or Cash Equivalents equal to not less than 100% of the accounts outstanding or available for drawing in a manner satisfactory to the Agents or (ii) supported by back-to-back letters of credit the terms, conditions and issuer of which are satisfactory to the Agents), and the principal of and interest on each Loan, all Tranche 1 Unpaid Drawings and Tranche 2 Unpaid Drawings and all fees payable hereunder have been paid in full, each Borrower covenants and agrees (solely as to itself and its Subsidiaries) with the Lenders that:

Section 7.01.  Changes in Business and Investments.  No Borrower will, nor will it permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than businesses in which they are engaged on the Effective Date and reasonable extensions thereof and other businesses that are complementary or reasonably related thereto.

Section 7.02.  Consolidations, Mergers, Sales of Assets and Acquisitions.  (a)  No Borrower will, nor will it permit any of its Subsidiaries to, consolidate or merge with or into any other Person, provided that (i) the Parent Borrower may merge with another Person if (x) the Parent Borrower is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, (ii) Intermediate Holdings may merge with another Person if (x) Intermediate Holdings is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, and (iii) Subsidiaries of any Borrower (other than Intermediate Holdings) may merge with one another provided that if any such merger involves a Designated Subsidiary Borrower, then the corporation surviving such merger must be a Designated Subsidiary Borrower.

(b)        No Borrower will, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 7.02(b) as a “Disposition” and any series of related Dispositions constituting but a single Disposition), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except:

(i)            any Disposition of used, worn out, obsolete or surplus property of the Parent Borrower or any Subsidiary in the ordinary course of business;

(ii)           the license (as licensor) of intellectual property so long as such license does not materially interfere with the business of the Parent Borrower or any of its Subsidiaries;

(iii)          the Disposition of cash, cash equivalents and investment securities;

(iv)          the release, surrender or waiver of contract, tort or other claims of any kind as a result of the settlement of any litigation or threatened litigation;

(v)           the granting or existence of Liens (and foreclosure thereon) not prohibited by this Agreement;

(vi)          the lease or sublease of real property so long as such lease or sublease does not materially interfere with the business of the Parent Borrower or any of its Subsidiaries;

(vii)         Dividends not prohibited by Section 7.07;

(viii)        any ceding of insurance or reinsurance in the ordinary course of business;

(ix)           any Disposition by the Parent Borrower or any of its Subsidiaries of any Non-Core Asset (as defined in the Subscription Agreement) or as set forth on Schedule 7.02;

(x)            Dispositions of properties or assets having an aggregate fair value (as determined in good faith by the board of directors of the Parent Borrower) of less than $1,000,000;

(xi)           Dispositions by the Parent Borrower or any of its Subsidiaries of any of their respective properties or assets to the Parent Borrower, to any Wholly-Owned Subsidiary of the Parent Borrower or (except as to property or assets consisting of the capital stock of Subsidiaries) to Alternative Re Holdings; and

(xii)          other Dispositions to the extent that the fair market value of the assets the subject thereof (as determined in good faith by the board of directors or senior management of the Parent Borrower), when added to the fair market value of the assets the subject of any such other Disposition or Dispositions under this clause (xii) previously consummated during the same fiscal year of the Parent Borrower (as determined in good faith by the board of directors or senior management of the Parent Borrower), does not constitute more than 10% of the consolidated assets of the Parent Borrower and its Subsidiaries as of the last day of the most recently ended fiscal year of the Parent Borrower.

(c)           No Borrower will, nor will it permit any of its Subsidiaries to, acquire all or substantially all of the capital stock or assets of another Person unless at such time and immediately after giving effect thereto no Default or Event of Default exists or would result therefrom.

Section 7.03.  Liens.  Neither the Parent Borrower nor any of its Subsidiaries will permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible now owned or hereafter acquired by it, except:

(a)           Liens created pursuant to the Credit Documents;

(b)           Liens existing on the date hereof and listed on Schedule 7.03 hereto;

(c)           Liens securing repurchase agreements constituting a borrowing of funds by the Parent Borrower or any Subsidiary of the Parent Borrower in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case;

(d)           Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date;

(e)           Liens (x) on any asset of any Person existing at the time such Person is merged or consolidated with or into the Parent Borrower or any of its Subsidiaries and not created in contemplation of such event or (y) securing Acquired Indebtedness so long as such Lien existed prior to the contemplated acquisition, was not created in contemplation of such acquisition and only relates to assets of the Person so acquired;

(f)            Liens securing obligations owed by the Parent Borrower to any of its Subsidiaries or owed by any Subsidiary of the Parent Borrower to the Parent Borrower or any other Subsidiary of the Parent Borrower, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations;

(g)           Liens securing insurance obligations of Subsidiaries of the Parent Borrower owed by any Subsidiary of the Parent Borrower to the Parent Borrower or any other Subsidiary of the Parent Borrower, in each case solely to the extent that such Liens are required or requested by ratings agencies, clients or brokers for such Person to maintain such insurance obligations;

(h)           Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the ordinary course of business for the benefit of cedents to secure reinsurance recoverables owed to them by such Regulated Insurance Company;

(i)            inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(j)            Liens in respect of property or assets of the Parent Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Parent Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Parent Borrower or such Subsidiary or (y)

which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(k)           Licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Parent Borrower or any of its Subsidiaries;

(l)            easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Parent Borrower or any of its Subsidiaries;

(m)          Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 8.07;

(n)           Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money);

(o)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Parent Borrower or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained;

(p)           Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 7.03, provided that such Indebtedness is not increased and is not secured by any additional assets;

(q)           Liens in respect of property or assets of any Subsidiary of the Parent Borrower securing Indebtedness of the type described in clause (f) or (j) of the definition of “Permitted Subsidiary Indebtedness”;

(r)            Liens in respect of property or assets of any Subsidiary of the Parent Borrower securing Indebtedness of the type described in clause (i) of the definition of “Permitted Subsidiary Indebtedness”; provided that the aggregate amount of the Indebtedness secured by such Liens shall not, when added to the aggregate amount of all outstanding obligations of the Parent Borrower secured by Liens incurred pursuant to Section 7.03(s), exceed at any time 5% of Consolidated Net Worth of the Parent Borrower at the time of incurrence of any new Liens under this clause (r); and

(s)           in addition to the Liens described in clauses (a) through (r) above, Liens securing obligations of the Parent Borrower; provided that the aggregate amount of the obligations secured by such Liens shall not, when added to the aggregate amount of outstanding Indebtedness of Subsidiaries incurred pursuant to clause (i) of the definition of “Permitted Subsidiary Indebtedness”, exceed at any time 5% of Consolidated Net Worth of the Parent Borrower at the time of incurrence of any new Liens under this clause (s).

Section 7.04.  Indebtedness.  (a)  The Parent Borrower will not create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Loans and other Indebtedness which is either pari passu with, or subordinated in right of payment to, the Loans.

(b)           The Parent Borrower will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for (i) the Obligations, (ii) Indebtedness under the Long-Term LC Facility, (iii) Indebtedness under the Existing Senior Notes, (iv) Permitted Subsidiary Indebtedness and (v) the Existing LC Facility.

(c)           Intermediate Holdings will not create, incur, assume or permit to exist any Indebtedness, or agree, become or remain liable (contingent or otherwise) to do any of the foregoing, except for (i) the Intermediate Holdings Guaranty, (ii) Indebtedness owing to the Parent Borrower or any of its Subsidiaries (including, without limitation, any such Indebtedness arising from capital commitments requested or required by an Applicable Insurance Regulatory Authority) in an aggregate principal amount not to exceed $50,000,000 at any time, (iii) other Indebtedness listed on Schedule 7.04(c) and (iv) Indebtedness of the type described in clause (g) of the definition of Permitted Subsidiary Indebtedness.

Section 7.05.  Issuance of Stock.  The Parent Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of its preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred or preference equity securities, so long as (i) (x) no part of such preferred or preference equity securities is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the first anniversary of the Final Maturity Date or (y) all such preferred or preference equity securities or options therefor are issued to and held by the Parent Borrower and its Wholly-Owned Subsidiaries and (ii) such preferred or preference equity securities do not contain any financial performance related covenants or incurrence covenants which restrict the operations of the issuer thereof; provided that, the Parent Borrower and its Subsidiaries may issue preferred stock as described on Schedule 7.05.

Section 7.06.  Dissolution.  No Credit Party shall suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 7.02.

Section 7.07.  Restricted Payments.  The Parent Borrower will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Parent Borrower or to sell any Equity Interests therein (each of the foregoing a “Dividend” and, collectively, “Dividends”) unless no Default or Event of Default shall have occurred and be continuing at the time of such Dividend or would result therefrom.

Section 7.08.  Transactions with Affiliates.  Neither the Parent Borrower nor any of its Subsidiaries shall enter into or be a party to, a transaction with any Affiliate of the Parent Borrower or such Subsidiary (which Affiliate is not the Parent Borrower or a Subsidiary), except (i) transactions with Affiliates on terms (x) no less favorable to the Parent Borrower or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person or (y) approved by a majority of the disinterested members of the board of directors of the Parent Borrower, (ii) transactions and payments pursuant to agreements and arrangements disclosed in, or listed as an exhibit to, the Parent Borrower’s annual report on Form 10-K filed with the SEC on March 9, 2004 or any subsequent other filing with the SEC through the Effective Date or any such agreement or arrangement as thereafter amended, extended or replaced on terms that are, in the aggregate, no less favorable to the Parent Borrower and its Subsidiaries than the terms of such agreement on the Effective Date, as the case may be, (iii) Dividends not prohibited by Section 7.07, (iv) fees and compensation paid to and indemnities provided on behalf of officers and directors of the Parent Borrower or any of its Subsidiaries as reasonably determined in good faith by the board of directors or senior management of Parent Borrower and (v) the issuance of common stock of the Parent Borrower.

Section 7.09.  Maximum Parent Borrower Leverage Ratio.  The Parent Borrower will not permit the Parent Borrower Leverage Ratio on the last day of any fiscal quarter or fiscal year of the Parent Borrower to be greater than 0.35:1.00.

Section 7.10.  Minimum Consolidated Tangible Net Worth.  (a)  The Parent Borrower will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $1,400,000,000, plus (ii) 40% of the sum of its Consolidated Net Income for all Test Periods ending after the Effective Date where such Consolidated Net Income for such respective Test Period or Test Periods was a positive amount plus (iii) 40% of the aggregate Net Cash Proceeds received from any issuance of common or preferred equity interests of the Parent Borrower consummated after the Effective Date.

(b)           Neither ARC, ARL nor Intermediate Holdings will permit its respective Consolidated Tangible Net Worth at any time to be less than (i) in the case of ARC, the sum of (x) $338,000,000, plus (y) 40% of the sum of its Consolidated Net Income for all Test Periods ending after the Effective Date where such Consolidated Net Income for such respective Test Period or Test Periods was a positive amount; (ii) in the case of ARL, the sum of (x) $1,500,000,000, plus (y) 40% of the sum of its Consolidated Net Income for all Test Periods ending after the Effective Date where such Consolidated Net Income for such respective Test Period or Test Periods was a positive amount; and (iii) in the case of Intermediate Holdings, the sum of (x) $338,000,000, plus (y) 40% of its Consolidated Net Income for all Test Periods ending after the Effective Date where such Consolidated Net Income for such respective Test Period or Test Periods was a positive amount.

Section 7.11.  Unencumbered Liquid Assets.  The Parent Borrower will not at any time permit the sum of (i) cash held by the Parent Borrower and/or any of its Subsidiaries plus (ii) Cash Equivalents held by the Parent Borrower and/or any of its Subsidiaries plus (iii) Investment Grade Securities held by the Parent Borrower and/or any of its Subsidiaries which, in each case, is not subject to any Lien to be reduced to an aggregate amount of less than $400,000,000.

Section 7.12.  Limitation on Certain Restrictions on Subsidiaries.  No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Borrower or any of its Subsidiaries, or pay any Indebtedness owed to such Borrower or any of its Subsidiaries, (b) make loans or advances to such Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to such Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Long-Term LC Facility (and any replacements, renewals and extensions thereof and any successor facilities, provided that the encumbrances and restrictions contained in any such replacements, renewals or extensions or any such successor facilities are not materially more disadvantageous to the Lenders than is customary in comparable financings and such encumbrances and restrictions will not materially affect any Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unpaid Drawings and do not restrict the ability to grant any Lien contemplated or required by the Agreement), (iii) the Existing LC Facility (and any replacements, renewals and extensions thereof and any successor facilities, provided that the encumbrances and restrictions contained in any such replacements, renewals or extensions or any such successor facilities shall not be materially more disadvantageous to the Lenders than is customary in comparable financings and such encumbrances and restrictions will not materially affect any Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unpaid Drawings and do not restrict the ability to grant any Lien contemplated or required by the Agreement), (iv) the Existing Senior Notes (and any additional issuances of notes, provided that the encumbrances and restrictions contained in any such additional notes shall not be materially more disadvantageous to the Lenders than is customary in comparable financings and such encumbrances and restrictions will not materially affect any Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unpaid Drawings and do not restrict the ability to grant any Lien contemplated or required by the Agreement), (v) the Shareholders Agreement, (vi) this Agreement and the other Credit Documents, (vii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of such Borrower or any of its Subsidiaries, (viii) customary provisions restricting assignment of any licensing agreement (in which such Borrower or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by such Borrower or any of its Subsidiaries in the ordinary course of business, (ix) restrictions on the transfer of any asset pending the close of the sale of such asset, (x) restrictions on the transfer of any asset subject to a Lien permitted by Section 7.03, (xi) agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority, (xii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (xiii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (xiv) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xv) pursuant to an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the type described in clause (e), (h) or (i) of the definition thereof if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings and such encumbrance or restriction will not materially affect such Borrower’s ability to make principal or interest payments on the Loans or to reimburse Unpaid Drawings, and (xvi) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clause (xii) above provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions that those prior to such amendment or refinancing.

Section 7.13.  Private Act.  No Borrower will become subject to a Private Act.

ARTICLE VIII

Events of Default

If any of the following events (“Events of Default”) shall occur:

Section 8.01.  Payments.  Any Borrower shall (a) default in the payment when due of any principal of any Loan, any Tranche 1 Unpaid Drawing or any Tranche 2 Unpaid Drawing, (b) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan or any fees payable pursuant to the Credit Documents or (c) default in the prompt payment following notice or demand in respect of any other amounts owing hereunder or under any other Credit Document; or

Section 8.02.  Representations, etc. Any representation, warranty or material statement made or deemed made pursuant to the last sentence of Section 5.02 by any Borrower herein or in any other Credit Document or in any certificate or material statement delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

Section 8.03.  Covenants.  Any Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(d), 6.02(ii), 6.05 (but only with respect to the first sentence thereof), 6.10 or Article VII, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 45 days after written notice to such Borrower from the Administrative Agent or the Required Lenders; or

Section 8.04.  Default under other Agreements.  (a)  The Parent Borrower or any of its Subsidiaries shall (i) default in any payment with respect to Indebtedness (other than the Obligations) in excess of $25,000,000 individually or in the aggregate, for the Parent Borrower and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration, or any lapse of time prior to the effectiveness of any notice of acceleration, is required), any such Indebtedness to become due prior to its stated maturity; or (b) Indebtedness of the Parent Borrower or its Subsidiaries in excess of $25,000,000 shall be declared to be due and payable other than in accordance with the terms of such Indebtedness or required to be prepaid, other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

Section 8.05.  Bankruptcy, etc.  The Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries); or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries); or any such proceeding is commenced against (a) any Regulated Insurance Company (other than any Regulated Insurance Company that is an Insignificant Subsidiary) which is engaged in the business of underwriting insurance and/or reinsurance in the United States, or (b) the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries or any Regulated Insurance Company described in the immediately preceding clause (a)) to the extent such proceeding is consented to by such Person, and in the case of either clause (a) or (b) remains undismissed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (x) any Regulated Insurance Company (other than any Regulated Insurance Company that is an Insignificant Subsidiary) which is engaged in the business of underwriting insurance and/or reinsurance in the United States suffers any appointment of any conservator or the like for it or any substantial part of its property, or (y) the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries or any Regulated Insurance Company described in the immediately preceding clause (x)) consents to any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Parent Borrower or any of its Subsidiaries (other than Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or

Section 8.06.  ERISA.  (i)  An event or condition specified in Section 6.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, (ii) any Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall fail to pay when due any amount which they shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA, or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated, and as a result of such event, failure or condition, together with all such other events, failures or conditions, any Borrower, any of its Subsidiaries or any of its ERISA Affiliates shall be reasonably likely in the opinion of the general counsel of such Borrower to incur a liability to a Plan, a Multiemployer Plan, a Foreign Pension Plan or PBGC (or any combination of the foregoing) which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

Section 8.07.  Judgments.  One or more judgments or decrees shall be entered against the Parent Borrower or any of its Subsidiaries involving a liability, net of undisputed insurance and reinsurance, of $25,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for the Parent Borrower and its Subsidiaries and any such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

Section 8.08.  Insurance Licenses.  Any one or more Insurance Licenses of the Parent Borrower or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such action would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or

Section 8.09.  Intermediate Holdings Guaranty.  The Intermediate Holdings Guaranty shall terminate or cease, in whole or part, to be a legally valid and binding obligation of the Guarantor, if the Guarantor, or any Person acting for or on behalf of the Guarantor, shall contest such validity or binding nature of the Intermediate Holdings Guaranty, or any other Person shall assert any of the foregoing; or

Section 8.10.  Security Documents.  Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority security interest in, and Lien on, all of the Collateral subject thereto, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons and subject to no other Liens); or any Designated Subsidiary Borrower party to any Security Documents or any other pledgor thereunder shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document; or

Section 8.11.  Change of Control.  A Change in Control shall occur; or

Section 8.12.  Section 32 Direction.  ARL shall receive any direction or other notification from the Bermuda Monetary Authority pursuant to Section 32 of the Insurance Act, 1978 of Bermuda;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Borrower, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 8.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):  (i) declare the Commitments (or the unused portion thereof) terminated, whereupon the Commitment of each Lender (or such unused portion) shall forthwith terminate immediately and any Facility Fees and any Utilization Fees shall forthwith become due and payable without any other notice of any kind, (ii) declare the principal of, and any accrued interest in respect of, all Loans and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower, (iii) terminate any Letter of Credit or give a Notice of Non-Extension in respect thereof if permitted in accordance with its terms, (iv) direct the applicable Borrower to pay (and the applicable Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.05, to pay) to the Administrative Agent an amount of cash to be held as security for the respective Borrower’s reimbursement obligations in respect of all Letters of Credit then outstanding which were issued for the account of such Borrower, equal to the aggregate Stated Amount of all such Letters of Credit at such time, and/or (v)  direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Security Documents and/or exercise any of the rights and remedies provided therein.  Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders.

ARTICLE IX

The Administrative Agent

Section 9.01.  Appointment.  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.  As used in this Article IX, the term “Administrative Agent” shall include JPMorgan Chase Bank in its capacity as Collateral Agent under the Security Documents.

Section 9.02.  Administrative Agent in its Individual Capacity.  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 9.03.  Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04.  Reliance.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05.  Delegation of Duties.  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06.  Resignation.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor administrative agent, with the consent of the Borrowers (not to be unreasonably withheld or delayed), provided that no such consent shall be required at any time when a Default or Event of Default exists.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 9.07.  Non-Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.08.  Documentation Agents.  Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby.  Without limitation of the foregoing, none of the Documentation Agents shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship with any Lender or any other Person.

ARTICLE X

Miscellaneous

Section 10.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Parent Borrower, to it at Arch Capital Group Ltd., Wessex House, 3rd Floor, 45 Reid Street, Hamilton HM 12 Bermuda, Attention of Chief Financial Officer (Telecopy No. 441-278-9255);

(ii)           if to ARL, to it at Arch Reinsurance Ltd., Wessex House, 45 Reid Street, Hamilton HM 12 Bermuda, Attention of Controller (Telecopy No. 441-278-9230);

(iii)          if to ARC, to it at Arch Reinsurance Company, 55 Madison Avenue, Morristown, New Jersey, 07962, Attention of Controller (Telecopy No. 973-889-6467);

(iv)          if to Intermediate Holdings, to it at Arch Capital Group (U.S.) Inc., 20 Horseneck Lane, Greenwich, Connecticut, 06830, Attention of President (Telecopy No. 203-861-7240);

(v)           if to AIC, ASIC, AESIC and WDCIC, to Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company and Western Diversified Casualty Insurance Company, respectively, at One Liberty Plaza, 53rd Floor, New York, New York, 10006, Attention of Controller (Telecopy No. 646-746-8109);

(vi)          if to the Administrative Agent, to (x) JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fanin Street, Houston, Texas 77002, Attention of Melissa Rivas (Telecopy No. (713) 750-2223), with a copy to JPMorgan Chase Bank, 270 Park Avenue, Fourth Floor, New York 10017, Attention of Heather Lindstrom (Telecopy No. (212) 270-1511; and

(vii)         if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to (x) Article II unless otherwise agreed by the Administrative Agent and the applicable Lender or (y) Section 6.01(d)(x).  The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 10.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Issuing Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or by each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of any Tranche 1 Unpaid Drawing or Tranche 2 Unpaid Drawing or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or the amount of any Tranche 1 Unpaid Drawing or Tranche 2 Unpaid Drawing or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or “Majority Tranche 1 Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the security provided by the Designated Subsidiary Borrowers to secure the Tranche 1 Obligations, without the written consent of each Tranche 1 Lender, (vii) modify the definitions in Section 1.01 of “Advance Rates,” “Borrowing Base” or “Eligible Securities” without the consent of the Agents, the Documentation Agents and any additional Lender required to constitute the Majority Tranche 1 Lenders, (viii) modify, change, waive, discharge or terminate any provision of any Security Document without the consent of the Majority Tranche 1 Lenders or (ix) release Intermediate Holdings from the Intermediate Holdings Guaranty without the consent of all Lenders; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Agent hereunder without the prior written consent of the Administrative Agent or the Issuing Agent, as the case may be.

Section 10.03.  Expenses; Indemnity; Damage Waiver.  (a)  Each Borrower shall pay, severally in accordance with its respective Facility-wide Liability Percentage and not jointly, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation, negotiation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Custodian, the Issuing Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans and Letters of Credit made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           The Parent Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Custodian, the Issuing Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (ii) any Loan, Letter of Credit or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee or any Related Party of such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee.  Notwithstanding the foregoing, for the sake of clarity, the parties hereto acknowledge and agree that the obligations of the Parent Borrower under this Section 10.03(b) shall not include the payment of principal or interest on the Loans, any Unpaid Drawing in respect of any Letter of Credit, or any amounts payable pursuant to Section 2.11, 2.12, 2.14, 2.15, 2.16 or 10.03(a) of this Agreement.

(c)           To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

(d)           To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(e)           All amounts due under this Section shall be payable promptly after written demand therefor.

Section 10.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more banks, investment funds or other institutions that make or hold commercial loans in the ordinary course of their businesses (so long as such bank, fund or institution is an NAIC approved bank or institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)  the Parent Borrower, provided that no consent of the Parent Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C)  the Issuing Agent, provided that no consent of the Issuing Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Tranche, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Parent Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 8.01, 8.02 or 8.05 has occurred and is continuing;

(B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Tranche of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section 10.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of any Borrower to such assignee under Section 2.14, 2.15 or 2.16 shall be limited to the amount, if any, that would have been payable thereunder by such Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii)           The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and other Obligations and owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that no such assignment shall become effective until all then outstanding Tranche 1 Letters of Credit and/or Tranche 2 Letters of Credit, as the case may be, shall be returned by each respective beneficiary to the Issuing Agent either for cancellation and/or to be exchanged for new or amended Letters of Credit to reflect such assignment (it being understood that to the extent the respective beneficiaries do not consent to such assignment, such assignment cannot occur).  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent and the entitlement to greater payment results solely from a Change in Law.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Parent Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an, “SPC”) of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the applicable Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender.  Each party hereto hereby agrees that (x) no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable and (y) the Granting Lender for any SPC shall be (and hereby agrees that it is) liable for any payment under this Agreement for which the SPC would be liable in the absence of preceding clause (x).  In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this Section 10.04 any SPC may (i) with notice to, but without the prior written consent of, the Parent Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (if consented to by the Parent Borrower and the Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

Section 10.05.  Survival.  All covenants, agreements, representations and warranties made by each Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of Letters of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Letter of Credit is outstanding, the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Total Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Total Commitments or the termination of this Agreement or any provision hereof.

Section 10.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without giving regard to any conflict of laws principles thereof).

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Agreement and (ii) that the Administrative Agent and each Lender shall be responsible for any breach of this Section 10.12 by any of its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Credit Party and its obligations, (g) with the consent of the Parent Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Credit Parties.  For the purposes of this Section, “Information” means all information received from any Credit Party relating to the Parent Borrower or any Subsidiary of the Parent Borrower or their respective businesses, other than any such information that is available to the Administrative Agent, or any Lender on a nonconfidential basis prior to disclosure by any Credit Party.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information or, in the case of any Lender, such Lender has treated such Information in a manner consistent with banking industry standards for the treatment of confidential information.  Notwithstanding anything herein to the contrary, each party to this Agreement (and any employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.  However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.  The provisions of this Section 10.12 shall survive the termination of the Total Commitments and repayment of the Loans and other Obligations hereunder.

Section 10.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.14.  Judgment Currency.  (a)  Each Borrower’s obligations hereunder and under the other Credit Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents.  If, for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made based on the respective spot exchange rate as quoted by the Administrative Agent as of 11:00 a.m. (London time) on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)           If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)           For purposes of determining any rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

Section 10.15.  USA Patriot Act.  Each Lender hereby notifies each Borrower that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act.

ARTICLE XI

Intermediate Holdings Guaranty

Section 11.01.  The Guaranty.  In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Intermediate Holdings from the proceeds of the Loans to be incurred by the Guaranteed Parties and the issuance of the Letters of Credit for the account of the Guaranteed Parties, Intermediate Holdings hereby agrees with the Lenders as follows:  Intermediate Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each Guaranteed Party to the Guaranteed Creditors.  If any or all of the Guaranteed Obligations of any Guaranteed Party to the Guaranteed Creditors becomes due and payable hereunder, Intermediate Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations.  This Intermediate Holdings Guaranty is a guaranty of payment and not of collection.  If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event Intermediate Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Intermediate Holdings, notwithstanding any revocation of this Intermediate Holdings Guaranty or any other instrument evidencing any liability of any Guaranteed Party, and Intermediate Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 11.02.  Bankruptcy.  Additionally, Intermediate Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of each Guaranteed Party hereunder to the Guaranteed Creditors whether or not due or payable by any Guaranteed Party upon the occurrence of any of the events specified in Section 8.05 with respect to such Guaranteed Party, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

Section 11.03.  Nature of Liability.  The liability of Intermediate Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Guaranteed Party whether executed by Intermediate Holdings, any other guarantor or by any other party, and the liability of Intermediate Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by each Guaranteed Party or by any other party (other than a direction by the Guaranteed Creditor receiving such payment), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of each Guaranteed Party, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Intermediate Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction of the type described in Section 11.05.

Section 11.04.  Independent Obligation.  The obligations of Intermediate Holdings under this Article XI are independent of the obligations of any other guarantor, any other party or any Guaranteed Party, and a separate action or actions may be brought and prosecuted against Intermediate Holdings whether or not action is brought against any other guarantor, any other party or any Guaranteed Party and whether or not any other guarantor, any other party or any Guaranteed Party be joined in any such action or actions.  Intermediate Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability under this Article XI or the enforcement thereof.  Any payment by any Guaranteed Party or other circumstance which operates to toll any statute of limitations as to any Guaranteed Party shall operate to toll the statute of limitations as to Intermediate Holdings.

Section 11.05.  Authorization.  The obligations of Intermediate Holdings under this Article XI shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any action taken by any Guaranteed Creditor to:

(a)           change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b)           take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)           exercise or refrain from exercising any rights against any Guaranteed Party or others or otherwise act or refrain from acting;

(d)           release or substitute any one or more endorsers, guarantors, any Guaranteed Party or other obligors;

(e)           settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Guaranteed Party to its creditors other than the Guaranteed Creditors;

(f)            apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of any Guaranteed Party remain unpaid;

(g)           consent to or waive any breach of, or any act, omission or default under, this Agreement or any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

(h)           take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Intermediate Holdings from its liabilities under this Intermediate Holdings Guaranty.

Section 11.06.  Reliance.  It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

Section 11.07.  Subordination.  Any indebtedness of any Guaranteed Party now or hereafter owing to Intermediate Holdings is hereby subordinated to Guaranteed Obligations of any Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, no Guaranteed Party shall make, or be permitted to make, any payment to Intermediate Holdings in respect of such indebtedness owed to Intermediate Holdings, but without affecting or impairing in any manner the liability of Intermediate Holdings under the other provisions of this Intermediate Holdings Guaranty.  Prior to the transfer by Intermediate Holdings of any note or negotiable instrument evidencing any of the indebtedness of any Guaranteed Party to Intermediate Holdings, Intermediate Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.  Without limiting the generality of the foregoing, Intermediate Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Intermediate Holdings Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

Section 11.08.  Waiver.  (a)  Intermediate Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against each Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever.  Intermediate Holdings waives any defense based on or arising out of any defense of any Guaranteed Party, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of each Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Guaranteed Party other than payment in full of the Guaranteed Obligations.  The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of the Intermediate Holdings hereunder except to the extent the Guaranteed Obligations have been paid.  Intermediate Holdings waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Intermediate Holdings against any Guaranteed Party or any other party or any security.

(b)           Intermediate Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Intermediate Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations.  Intermediate Holdings assumes all responsibility for being and keeping itself informed of each Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Intermediate Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Intermediate Holdings of information known to them regarding such circumstances or risks.

(c)           Intermediate Holdings warrants and agrees that each of the waivers set forth above in this Article XI is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law.

*          *          *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address:
Wessex House, 3rd floor 45 Reid Street Hamilton, HM 12 Bermuda	ARCH CAPITAL GROUP LTD.
Attention: John D. Vollaro	By:	/s/ John D. Vollaro
Telephone: (441) 278-9253 Facsimile: (441) 278-9255		Title:	Executive Vice President & Chief Financial Officer

20 Horseneck Lane Greenwich, Connecticut 06830 Attention: President	ARCH CAPITAL GROUP (U.S.) INC.
Telephone:	By:	/s/ Ramin Taraz
Facsimile: (203) 861-7240		Title:	Vice President & Controller

Wessex House 45 Reid Street Hamilton, HM 12 Bermuda	ARCH REINSURANCE LTD.
Attn: Janine Trench	By:	/s/ Janine Trench
Telephone:		Title:	Controller
Facsimile:
55 Madison Avenue, P.O. Box 1988 Morristown, NJ 07962 Attn: Barry Golub	ARCH REINSURANCE COMPANY
Telephone: (973) 889-6467	By:	/s/ Barry Golub
Facsimile: (973) 898-9570		Title:	Controller

One Liberty Plaza, 53rd Floor New York, NY 10006 Attn: Ramin Taraz	ARCH INSURANCE COMPANY
Telephone: (212) 651-6502	By:	/s/ Ramin Taraz
Facsimile: (646) 746-8109		Title:	Vice President & Controller

One Liberty Plaza, 53rd Floor New York, NY 10006 Attn: Ramin Taraz	WESTERN DIVERSIFIED CASUALTY INSURANCE COMPANY
Telephone: (212) 651-6502
Facsimile: (646) 746-8109	By:	/s/ Ramin Taraz
Title: Vice President & Controller

One Liberty Plaza, 53rd Floor New York, NY 10006 Attn: Ramin Taraz	ARCH SPECIALTY INSURANCE COMPANY
Telephone: (212) 651-6502	By:	/s/ Ramin Taraz
Facsimile: (646) 746-8109		Title: Vice President & Controller

One Liberty Plaza, 53rd Floor New York, NY 10006 Attn: Ramin Taraz	ARCH EXCESS & SURPLUS INSURANCE COMPANY
Telephone: (212) 651-6502
Facsimile: (646) 746-8109	By:	/s/ Ramin Taraz
Title: Vice President & Controller

JPMORGAN CHASE BANK, Individually and as Administrative Agent

	By:	/s/ Heather Lindstrom
Title: Vice President

BANK OF AMERICA, N.A., Individually and as
Syndication Agent

	By:	/s/ Debra Basler
Title: Principal

SIGNATURE PAGE TO THE CREDIT AMENDMENT,
DATED AS OF SEPTEMBER 16, 2004, AMONG ARCH
CAPITAL GROUP LTD., ARCH CAPITAL GROUP (U.S.)
INC., THE VARIOUS DESIGNATED SUBSIDIARY
BORROWERS, THE LENDERS FROM TIME TO TIME
PARTY THERETO AND JPMORGAN CHASE BANK, AS
ADMINISTRATIVE AGENT

NAME OF INSTITUTION:

BARCLAYS BANK PLC

By:	/s/ Richard Askey
Title: Director - Insurance

THE BANK OF NEW YORK

By:	/s/ Lizanne T. Eberle
Title: Vice President

THE BANK OF N.T. BUTTERFIELD & SON LIMITED

By:	/s/ Alan Day
Title: Vice President

CALYON NEW YORK BRANCH

By:	/s/ Sebastian Rocco
Title: Managing Director

By:	/s/ Peter Rasmussen
Title: Managing Director

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Ming-Hsien Lin
Title: Senior Vice President & General Manager

CITIZENS BANK

By:	/s/ George Urban
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ruth Leung
Title: Director

By:	/s/ John S. McGill
Title: Director

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Kenneth J. Johnson
Title: Senior Vice President

ING BANK, N.V., LONDON BRANCH

By:	/s/ I. M. Taylor
Title: Director

By:	/s/ N.J. Marchant
Title: Director

LLOYDS TSB BANK PLC

By:	/s/ Michael J. Gilligan
Title: Director, Financial Institutions, USA
G311

By:	/s/ Matthew S. R. Tuck
Title: Vice President Financial Institutions, USA
T020

US BANK NATIONAL ASSOCIATION

By:	/s/ Ziad W. Amra
Title: Corporate Banking Officer

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Debra Basler
Title: Principal

Schedule 2.01

Schedule of Commitments

Lender Name	Tranche 1 Commitment	Tranche 2 Commitment	Tranche 3 Commitment

JPMorgan Chase Bank	$41,481,481.48	$28,518,518.52	—

Bank of America, N.A.	$41,481,481.48	$28,518,518.52	—

Barclays Bank PLC	$38,518,518.52	$26,481,481.48	—

HSBC Bank USA, National Association	$38,518,518.52	$26,481,481.48	—

ING Bank N.V., London Branch	$38,518,518.52	$26,481,481.48	—

The Bank of New York	$38,518,518.52	$26,481,481.48	—

Wachovia Bank, National Association	$38,518,518.52	$26,481,481.48	—

Calyon New York Branch	$35,555,555.56	$24,444,444.44	—

Lloyds TSB Bank plc	$29,629,629.63	$20,370,370.37	—

Deutsche Bank AG New York Branch	$26,666,666.67	$18,333,333.33	—

Citizens Bank of Connecticut	$17,777,777.78	$12,222,222.22	—

US Bank National Association	$14,814,814.80	$10,185,185.20	—

The Bank of N.T. Butterfield & Son Limited	—	—	$15,000,000.00

Chang Hwa Commercial Bank, Ltd., New York Branch	—	—	$10,000,000.00

Total:	$400,000,000	$275,000,000	$25,000,000